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                                                                     Exhibit 4.9

                                   TERM SHEET
                           LONG TERM CREDIT AGREEMENT

The following are the main terms and conditions pursuant to which Banco Nacional de Mexico, S.A. ("Banamex") and Grupo Televisa, S.A. ("Televisa") entered into a long term credit agreement dated May 17, 2004 (the "Loan Agreement").

TYPE OF TRANSACTION:    Long term loan (the "Loan")

BANK:                   Banco Nacional de Mexico, S.A.

BORROWER:               Grupo Televisa, S.A.

USE OF PROCEEDS:        General corporate purposes, including refinancing of
                        corporate debt

GUARANTIES:             None

AGGREGATE AMOUNT:       Ps.$1,162,460.00 (One Thousand One Hundred Sixty Two
                        Million Four Hundred Sixty Pesos 00/100)

PAYMENT DATE:           May 20, 2004

TERM:                   5 (five) years

MATURITY DATE:          May 21, 2009

INTEREST RATE:          Fixed annual interest rate equal to 9.70% payable on a
                        monthly basis

STRUCTURING COMMISSION: 0.125% of the Aggregate Amount

COVENANTS:              As long as the Loan is outstanding and until payment in
                        full of Aggregate Amount, Grupo Televisa assumed, among others, the following covenants:

                        (a) Compliance with applicable laws

                        (b) Existence

                        (c) Disclosing obligations

                        (d) Inspection rights

                        (e) Insurance

                        (f) Accounting

                        (g) Taxes

                        (h) Compliance with obligations

                        (i) Use of Proceeds

RESTRICTIVE COVENANTS:  Pursuant to the Loan Agreement, Grupo Televisa assumed certain restrictive covenants that limit its ability and the ability of the Restricted Subsidiaries through which it conducts television broadcasting, pay television networks and programming exports businesses to:

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                        (a)   incur indebtedness;

                        (b)   make dividend payments;

                        (c) issue and sell capital stock of restricted subsidiaries; and

                        (d)   consummate mergers and consolidations,
                              liquidations, dissolutions or transfers of assets.

FINANCIAL RATIOS:       As long as the Loan is outstanding and until payment in
                        full of Aggregate Amount, Grupo Televisa shall maintain the following financial ratios:

                        Total Net Debt to EBITDA: Grupo Televisa will not at any time permit the ratio of (i) Total net debt at such time to (ii) EBITDA to be greater than 4.00 to 1.00

                        Interest Coverage Leverage: Grupo Televisa will not at any time, permit the interest coverage (EBITDA to Interest) to be less than 2.50 to 1.00

                        For the aforementioned financial ratios, EBITDA means, for any period until payment of Aggregate Amount, the sum of the amounts for such period of consolidated operating income of Grupo Televisa and Restricted Subsidiaries (as such term is defined in the Loan Agreement), determined pursuant to Generally Accepted Accounting Principles in Mexico, before depreciation and amortization.

                        Minimum Net Worth: Grupo Televisa will not permit the consolidated net worth at the last day of each fiscal quarter of Grupo Televisa, to be less than 75% of the consolidated net worth as at December 31, 2000, which amount shall be indexed as of December 31, 2000 until the date of the respective calculation, in terms of the National Consumers Price Index (Indice Nacional de Precios al Consumidor) as published by Banco de Mexico.

DEFAULTS:               Grupo Televisa shall be deemed to have incurred in
                        default upon the occurrence, among others, of any of the following events:

                        (i)   Default in payment when due of Loan;

                        (ii) False or misleading representations, warranties or certifications made under the Loan Agreement;

                        (iii) Default in payment, when due, of any principal or
                              interest, of any indebtedness in the aggregate principal amount of US$20,000,000;

                        (iv)  Inability to pay its debts as they become due;

                        (v) Any license, consent, authorization, concession, registration or approval at any time necessary to

                                                                               2

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                              enable Grupo Televisa to comply with any of its
                              obligations under the Agreement is revoked;

                        (vi) A change in the Board of Directors resulting in an adverse change to the financial situation of Grupo Televisa;

                        (vii) A final judgment or judgments for the payment of
                              US$10,000,000 or more in the aggregate;

                        (viii) Grupo Televisa fails to observe or perform
                              certain covenants, conditions or agreements and such default continues unremedied for a period of 30 or more days after notice thereof by the Bank to Grupo Televisa;

                        (ix) Grupo Televisa shall apply for or consent to appointment of a receiver, custodian, sindico, interventor, conciliador, trustee, examiner or liquidator of all or a substantial part of its Property; makes a general assignment for the benefit of its creditors, files a petition relating to bankruptcy, insolvency, concurso mercantil, reorganisation, liquidation, dissolution, arrangement or winding-up; or

                        (x) Any governmental authority takes action to condemn, seize, nationalize or appropriate any substantial portion of the Company.

GOVERNING LAW:                Applicable federal law in Mexico.

JURISDICTION:                 Mexican federal courts located in Mexico City.

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CONTRATO DE APERTURA DE CREDITO SIMPLE (EL "CONTRATO") QUE CELEBRAN ESTE DIA 17
DE MAYO DE 2004, GRUPO TELEVISA, S.A. (LA "ACREDITADA"), REPRESENTADA EN ESTE ACTO POR LOS SRES. SALVI RAFAEL FOLCH VIADERO Y JOAQUIN BALCARCEL SANTA CRUZ Y BANCO NACIONAL DE MEXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, (EL "BANCO"), REPRESENTADO EN ESTE ACTO POR LOS SRES. MIGUEL ANGEL SOTO GUTIERREZ Y FEDERICO DELGADO PASTOR SURRELL, CONFORME A LAS SIGUIENTES DECLARACIONES Y
CLAUSULAS:

                                    PREAMBULO

      Los terminos definidos que se utilizan en el presente Contrato tienen el significado que se les atribuye en la Clausula Primera.

                                  DECLARACIONES

      I. Declara la Acreditada, por conducto de sus representantes legales, que:

      (a) Es una sociedad anonima debidamente constituida y existente conforme a las leyes de Mexico.

      (b) (i) es propietaria, directa o indirectamente, libre de todo Gravamen y cualquier otra restriccion o limitacion de dominio o derechos preferentes, y cuenta libremente con el derecho de voto correspondiente a todas las acciones, partes sociales, participaciones o intereses representativos del Capital Social de cada una de las Subsidiarias Restringidas y (ii) el Capital Social en circulacion de cada una de las Subsidiarias Restringidas ha sido validamente emitido, se encuentra totalmente pagado y libre de todo Gravamen o cualquier otra restriccion o limitacion de dominio.

      (c) La celebracion, suscripcion, entrega y cumplimiento por su parte de este Contrato y del Pagare, estan comprendidos dentro de su objeto social, han sido debidamente autorizados por todas las medidas corporativas pertinentes y no estan en conflicto con, ni son inconsistentes con, ni resultan en incumplimiento de (i) sus estatutos vigentes a la fecha del presente Contrato, ni (ii) cualquier ley, termino, condicion, obligacion o restriccion contractual alguna que la obligue o afecte; ni resulte en la constitucion o imposicion de cualquier Gravamen sobre cualesquiera propiedades o activos de la Acreditada.

      (d) No se requiere de autorizacion ni registro alguno de, o ante cualquier Autoridad Gubernamental (como dicho termino se define mas adelante), para la debida celebracion, suscripcion, entrega y cumplimiento por su parte del presente Contrato y del Pagare, ni para la legalidad, validez o exigibilidad de los mismos.

      (e) Este Contrato constituye, y el Pagare una vez suscrito constituira, obligaciones legales y validas de la Acreditada, exigibles en su contra de conformidad con sus respectivos terminos.

      (f) Sus estados de situacion financiera auditados y consolidados por el ejercicio terminado al 31 de diciembre de 2003, y sus estados de resultados y estados de

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cambios en la posicion financiera consolidados para dicho periodo, fueron preparados de conformidad con los PCGA, presentan adecuadamente su situacion financiera y resultados de operaciones consolidados durante y para el periodo cubierto por los mismos.

      (g) Toda la informacion factual (considerada en conjunto), proporcionada por escrito hasta esta fecha por su parte o por su cuenta para efectos de o en relacion con el presente Contrato o cualquier operacion contemplada en el mismo es, y cualquier otra informacion factual similar (considerada en conjunto) que se proporcione por escrito a partir de esta fecha por su parte o por su cuenta sera, completa y precisa en todo aspecto significativo en la fecha a que dicha informacion este referida y no omitira hecho significativo alguno que fuera necesario comunicar a modo que dicha informacion (considerada en conjunto) no conduzca a error en dicho momento en funcion de las circunstancias bajo las cuales fue proporcionada.

      (h) Ha presentado todas las declaraciones de Impuestos requeridas y ha pagado todos los Impuestos a su cargo que se han causado de conformidad con dichas declaraciones de Impuestos y cualesquiera otros impuestos y contribuciones a su cargo que se han causado, salvo por los no vencidos y los impugnados de buena fe mediante procedimientos apropiados, iniciados y conducidos oportuna y diligentemente, y para los cuales se hayan establecido reservas adecuadas de conformidad con los PCGA, y por aquellos cuya falta de declaracion o pago no sea de esperarse que razonablemente puedan afectar adversamente y en forma importante su condicion financiera o sus operaciones.

      (i) No existe (i) ninguna reclamacion de importancia pendiente o, que a su leal saber sea inminente, en relacion con practicas laborales, en su contra o en contra de cualquiera de sus Subsidiarias Materiales ante cualquier Autoridad Gubernamental con jurisdiccion sobre dichos asuntos, y no existen procedimientos pendientes, o que a su leal saber sean inminentes, derivados o relacionados con cualesquiera contratos colectivos de trabajo en su contra o en contra de cualesquiera de sus Subsidiarias Materiales; (ii) ninguna huelga, conflicto laboral, paro significativo pendiente o, que a su leal saber sea inminente, en su contra o en contra de cualquiera de sus Subsidiarias Materiales; y (iii) a su leal saber, cuestionamiento alguno sobre la representatividad de ningun sindicato con respecto a sus empleados o de cualquiera de sus Subsidiarias Materiales, ni se estan llevando a cabo actividades de organizacion sindical, salvo aquellas actividades (respecto de cualquiera de los asuntos especificados en los incisos (i), (ii) o (iii) anteriores, ya sea en lo individual o en conjunto) de las que no fuera de esperarse razonablemente que puedan afectar adversamente y en forma importante su condicion financiera o sus operaciones o la de cualquiera de sus Subsidiarias Materiales.

      (j) Todo contrato importante del que sea parte la Acreditada o cualquiera de sus Subsidiarias Materiales (incluyendo, sin limitacion, cualquier acta de emision, hipoteca, fideicomiso, credito o cualquier otro instrumento o documento) se encuentra en pleno vigor y efecto, y (i) ni la Acreditada ni cualquiera de sus Subsidiarias Materiales se encuentra en incumplimiento substancial en terminos de cualquier disposicion de cualesquiera de tales contratos, y (ii) no existen condiciones que, mediante aviso o por el transcurso del tiempo o ambos o por cualquier otro motivo, pudieran constituir un incumplimiento en terminos de dichos contratos en cualquiera de los casos anteriores, del

                                                                               5

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que pudiera esperarse razonablemente, en lo individual o en conjunto, que puedan afectar adversamente y en forma importante la condicion financiera o las operaciones de la Acreditada o de cualquiera de sus Subsidiarias Materiales.

      (k) Se encuentra, al igual que sus Subsidiarias Materiales, en cumplimiento en todo respecto, con sus respectivas obligaciones relativas a seguridad social, pension y retiro y obligaciones legales referentes a la vivienda de sus trabajadores, asi como los planes de beneficios a empleados establecidos o a los que contribuyen respectivamente, y no tienen pendiente ninguna responsabilidad con respecto a dichos planes de beneficios a empleados, excepto en la medida en que de su incumplimiento no es de esperarse razonablemente que pudiera afectar adversamente y en forma importante su condicion financiera o sus operaciones ni la de sus Subsidiarias Materiales.

      (l) La Acreditada y cada una de sus Subsidiarias Materiales han cumplido, y en la Fecha de Disposicion estaran en cumplimiento con toda Ley Ambiental aplicable en todo aspecto significativo, excepto por aquellos incumplimientos de los que no fuera de esperarse razonablemente, en lo individual o en conjunto, que puedan afectar adversamente y en forma importante la condicion financiera o las operaciones de la Acreditada o de sus Subsidiarias Materiales. La Acreditada y cada una de sus Subsidiarias Materiales ha obtenido todos los permisos que se requieren en terminos de la Ley Ambiental aplicable en relacion con sus respectivos negocios u operaciones y cada uno de dichos permisos se encuentra en pleno vigor y efecto y la Acreditada y cada una de sus Subsidiarias Materiales se encuentra en cumplimiento con los requerimientos de cualesquiera permisos emitidos en terminos de dicha Ley Ambiental, salvo por aquellos de los que no fuera de esperarse razonablemente que tengan, en lo individual o en conjunto, o que pudieran tener un efecto adverso importante en la condicion financiera o las operaciones de la Acreditada o cualquiera de sus Subsidiarias Materiales. No existen Reclamaciones Ambientales (salvo por reclamaciones en relacion con las cuales no fuera de esperarse razonablemente que pudieran afectar adversamente y en forma importante la condicion financiera o las operaciones de la Acreditada) pasadas, pendientes o, que al leal saber de la Acreditada, sean inminentes en contra de la Acreditada o cualquiera de sus Subsidiarias Materiales.

      (m) No existe accion, demanda o procedimiento alguno pendiente, o que al leal saber de la Acreditada sea inminente, ante tribunal, Autoridad Gubernamental o arbitro alguno, contra la Acreditada o cualquiera de sus Subsidiarias Materiales o sus respectivos activos, que pudiera afectar adversamente y en forma importante, la condicion financiera o las operaciones de la Acreditada o cualquiera de sus Subsidiarias Materiales, o la capacidad de la Acreditada para cumplir con las obligaciones que le derivan de este Contrato y de los Pagares.

      (n) A la fecha de este Contrato, no se encuentra en incumplimiento respecto de Adeudo o convenio alguno de importancia del que sea parte o por virtud del cual pueda estar obligada.

      (o) A partir del 31 de diciembre de 2003, fecha del ultimo estado financiero disponible, no ha ocurrido ningun evento o condicion en o antes de la fecha de este Contrato que tenga o pueda tener un efecto adverso de importancia en sus negocios, activos, responsabilidades o condicion (financiera o de cualquier otra naturaleza), que

                                                                               6

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pueda afectar el resultado de sus operaciones o proyectos o su capacidad para cumplir con las obligaciones que le derivan de este Contrato y de los Pagares.

      (p) las personas que celebran el presente Contrato en nombre y representacion de la Acreditada tiene todos los poderes y facultades suficientes, asi como las autorizaciones corporativas necesarias para celebrar el presente Contrato en su nombre y representacion y para obligarla en los terminos y condiciones estipulados en el mismo, y que dichos poderes, facultades y autorizaciones corporativas no les han sido revocadas o limitadas en forma alguna.

      (q) Todos los recursos del Credito seran utilizados por la Acreditada para sus operaciones corporativas en general, incluyendo el refinanciamiento de pasivos de la Acreditada y sus Subsidiarias, en los terminos y sujeto a las condiciones previstas en el presente Contrato.

      (r) El Capital Contable Consolidado (como dicho termino se define mas adelante) de la Acreditada al 31 de diciembre de 2000 ascendia a la cantidad de $10,755,051,000.00 (diez mil setecientos cincuenta y cinco millones cincuenta y un mil Pesos 00/100).

      II. Declara el Banco, por conducto de sus representantes legales, que:

      (a) En base a las declaraciones de la Acreditada contenidas anteriormente y de conformidad con los terminos y sujeto a las condiciones previstas en este Contrato, ha convenido en poner a disposicion de la Acreditada un credito hasta por una suma principal igual a $1,162,460,000.00 (MIL CIENTO SESENTA Y DOS MILLONES CUATROCIENTOS SESENTA MIL PESOS 00/100).

      (b) las personas que celebran el presente Contrato en nombre y representacion del Banco tienen todos los poderes y facultades suficientes, asi como las autorizaciones corporativas necesarias para celebrar el presente Contrato en su nombre y representacion y para obligarla en los terminos y condiciones estipulados en el mismo, y que dichos poderes, facultades y autorizaciones corporativas no les han sido revocadas o limitadas en forma alguna.

      EN VIRTUD DE LO ANTERIOR, con base en las Declaraciones contenidas en el presente Contrato, las cuales constituyen motivo determinante de la voluntad del Banco para celebrar el presente Contrato, las partes se obligan conforme a los terminos y condiciones que se pactan en las siguientes clausulas:

                                    CLAUSULAS

                                     PRIMERA
                          DEFINICIONES, INTERPRETACION

      1.01. Definicion de Terminos. Para efectos del presente Contrato, los siguientes terminos tendran el significado que se les atribuye a continuacion:

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      (1)   "ACCIONES AMORTIZABLES" significa Capital Social de cualquier clase
            o serie de cualquier Persona, que por sus terminos o por cualquier otro motivo (i) requiera ser amortizado con anterioridad a la ultima fecha de pago de principal prevista en la Clausula 2.03 del presente Contrato; (ii) pueda ser amortizado a eleccion del titular de dicha clase o serie de Capital Social en cualquier momento con anterioridad a la ultima fecha de pago de principal prevista en la Clausula 2.03 del presente Contrato; o (iii) sea convertible en o intercambiable por Capital Social del tipo o naturaleza referido en los incisos (i) o (ii) anteriores o por cualquier Adeudo que tenga una fecha de vencimiento programada que sea anterior a la ultima fecha de pago de principal prevista en la Clausula 2.03 del presente Contrato; en el entendido que cualquier Capital Social que no constituiria Acciones Amortizables salvo por cualquier disposicion del mismo que otorgue a sus titulares el derecho a requerir a la Persona emisora de dicho Capital Social a recomprar o amortizar dicho Capital Social ante la existencia de una "venta de activos" o "cambio de control" que ocurra con anterioridad a la ultima fecha de pago de principal prevista en la Clausula 2.03 del presente Contrato, no constituira Acciones Amortizables.

      (2) "ACCIONES DE VOTO" significa, con respecto a cualquier Persona, Capital Social de cualquier clase o de cualquier tipo que ordinariamente tenga el derecho o la facultad de voto para elegir a los consejeros, directores, gerentes o cualesquiera otras personas que integren el organo de administracion de dicha Persona.

      (3) "ACCIONES PREFERENTES" significa, con respecto a cualquier Persona, todas y cada una de las acciones, intereses, participaciones o equivalentes (como quiera que se les designe, ya sea con o sin derecho a voto) de las acciones preferentes de dicha Persona, ya sea que se encuentren actualmente en circulacion o sean emitidas con posterioridad a la fecha de firma del presente Contrato, incluyendo, sin limitacion alguna, todas las series y clases de dichas acciones preferentes; en el entendido que el termino "Acciones Preferentes" no debera incluir las Acciones Serie D de la Acreditada emitidas y en circulacion a la fecha de firma del presente Contrato o cualesquier acciones substancialmente similares del Capital Social emitidas por la Acreditada o cualquier Subsidiaria Restringida con posterioridad a la fecha de firma del presente Contrato.

      (4) "ACCIONISTAS EXISTENTES" significa (i) el senor Emilio Azcarraga Jean; (ii) los padres, hermanos o hermanas del senor Emilio Azcarraga Jean; (iii) el conyuge, presente o pasado, de cualesquiera de los individuos descritos en los sub-incisos (i) y (ii) anteriores; (iv) los descendientes en linea directa de cualesquiera de los individuos descritos en los sub-incisos (i) a (iii) anteriores y el conyuge, presente o pasado, de cualesquiera de dichos descendientes en linea directa; (v) la masa hereditaria o cualquier guardian, custodio, tutor o cualquier otro representante legal de cualesquiera de los individuos descritos en los sub-incisos
            (i) a (iv) anteriores; (vi) cualquier fideicomiso constituido exclusivamente para el

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            beneficio de uno o mas de cualesquiera de los individuos descritos en los sub-incisos (i) a (v) anteriores; y (vii) cualquier Persona, cuyo capital social sea, directa o indirectamente, totalmente propiedad de uno o mas de cualesquiera de los individuos descritos en los sub-incisos (i) a (vi) anteriores.

      (5) "ACTIVOS TANGIBLES AJUSTADOS CONSOLIDADOS" significa los activos totales de la Acreditada y sus Subsidiarias Restringidas (menos depreciacion, amortizacion y demas reservas de valuacion aplicables), incluyendo cualesquier incrementos de valor de bienes o reexpresiones requeridos de conformidad con los PCGA, despues de haber deducido de los mismos (i) el monto total insoluto de los pasivos a corto plazo de la Acreditada y sus Subsidiarias Restringidas (excluyendo Depositos y anticipos de clientes) y (ii) el prestigio (goodwill), nombres comerciales, marcas, licencias, concesiones, patentes, descuentos de deuda no amortizados y gastos y demas intangibles, todos ellos determinados de conformidad con los PCGA y a la fecha del balance general mas reciente otorgado al Banco de conformidad con la Clausula 4.01(c)(i) y (ii) del presente Contrato; en el entendido que el termino "Activos Tangibles Ajustados Consolidados" se considerara que incluye los derechos de transmision, de programacion y de peliculas, segun sean determinados de conformidad con los PCGA.

      (6) "ADEUDO" significa, respecto de cualquier Persona en cualquier fecha de determinacion (sin duplicacion), (i) todos los adeudos de dicha Persona por dinero tomado en prestamo, (ii) todas las obligaciones de dicha Persona documentadas en bonos, obligaciones, pagares u otros instrumentos similares, (iii) todas las obligaciones de dicha Persona en relacion con cartas de credito o demas instrumentos similares (incluyendo obligaciones de reembolso con respecto a los mismos), (iv) todas las obligaciones de dicha Persona de pagar el precio de compra diferido no pagado de bienes, activos o servicios, cuyo precio de compra venza con posterioridad a un plazo de un ano, contado a partir de la fecha en que dicho bien o activo sea puesto en servicio o que se haya recibido la titularidad y propiedad del mismo o en que se hayan prestado dichos servicios, (v) todas las obligaciones de dicha Persona como arrendatario bajo Arrendamientos Capitalizables, (vi) todos los Adeudos de otras Personas, garantizados por un Gravamen sobre cualquier bien o activo de dicha Persona, ya sea que dicho Adeudo sea o no asumido por dicha Persona, en el entendido que el monto de dicho Adeudo sera lo que resulte menor de (A) el valor de mercado de dicho bien o activo en dicha fecha de determinacion y (B) el monto de dicho Adeudo, (vii) todos los Adeudos de otras Personas, Garantizados por dicha Persona, en la medida que dicho Adeudo sea Garantizado por dicha Persona y (viii) en la medida que no se incluyan de otra forma en la presente definicion, los pasivos netos de dicha Persona bajo Contratos de Divisas y Contratos de Tasas de Interes, y cualesquier montos vencidos y pagaderos por dicha Persona bajo cualesquier otros acuerdos substancialmente similares al "ISDA Master

                                                                               9

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            Agreement" de fecha 24 de agosto de 1999 celebrado por JP Morgan
            Chase Bank y la Acreditada, incluyendo sus apendices y adenda, celebrados por dicha Persona con posterioridad al 10 de mayo de 2000. El monto del Adeudo de cualquier Persona en cualquier fecha sera (sin duplicacion) el balance insoluto a dicha fecha de todas las obligaciones incondicionales segun se describen anteriormente y, con respecto a las obligaciones contingentes, el pasivo maximo al momento de ocurrir la contingencia de la cual derive la obligacion (salvo que la contingencia subyacente no haya ocurrido y el acontecimiento de la contingencia subyacente se encuentre bajo el control total de la Acreditada o de cualquiera de sus Subsidiarias Restringidas); en el entendido que (i) el monto insoluto en cualquier momento de cualquier Adeudo emitido con descuento de emision original es el monto nominal de dicho Adeudo, menos la porcion remanente no amortizada del descuento de emision original de dicho Adeudo en dicho momento, segun sea determinado de conformidad con los PCGA y (ii) Adeudo no incluira pasivos referentes a: (A) impuestos federales, estatales, locales, impuestos sobre la renta, impuestos al activo o demas impuestos de Mexico, de los Estados Unidos de America o cualquier otra jurisdiccion, (B) Depositos, (C) endosos de titulos de creditos para su deposito o cobranza, u operaciones similares en el curso ordinario de negocios, (D) adeudos a cargo de la Acreditada o de cualquier Subsidiaria Restringida y a favor de (x) cualquier Subsidiaria Restringida o (y) cualquier Subsidiaria No Restringida reflejando (1) los balances de credito que surjan de actividades de administracion de efectivo o cualquier contrato para compartir impuestos celebrados entre la Acreditada y sus Subsidiarias en el curso ordinario de negocios, o (2) obligaciones bajo cualquier contrato para compartir impuestos celebrados entre la Acreditada y sus Subsidiarias; (E) cualquier adeudo que haya sido cancelado o satisfecho de conformidad con los terminos de los documentos que regulan dicho adeudo (F) Cuentas Comerciales por Pagar, o (G) como arrendatario o fiador bajo cualquier arrendamiento de satelites o transpondedor (sin importar si dichos arrendamientos estan catalogados como Arrendamientos Capitalizables). Para determinar el monto principal de cualquier Adeudo emitido por cualquier Persona que se encuentre denominado en UDIS, dicho monto principal de dicho Adeudo debera ser calculado tomando como base la proporcion de UDIS a Pesos vigente en la fecha de su emision.

      (7) "ADEUDOS ADQUIRIDOS" significa (i) Adeudos de una Persona existentes al momento en que dicha Persona se convierta en una Subsidiaria Restringida o asumidos en virtud de una Adquisicion de Activos por parte de la Acreditada o una Subsidiaria Restringida y no incurridos en relacion con, o en anticipacion a, la conversion de dicha Persona en una Subsidiaria Restringida o dicha Adquisicion de Activos; y
            (ii) Adeudos de una Persona garantizados por Gravamenes sobre cualquier bien o activo adquirido por dicha Persona, siempre y cuando dichos Adeudos no haya sido incurridos en relacion con, o en anticipacion a, dicha adquisicion; en el entendido que cualesquiera Adeudos de dicha Persona que sean amortizados, liquidados,

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            retirados o de cualquier otra forma pagados al momento de consumar,
            o inmediatamente una vez consumada, la o las operaciones en virtud de las cuales dicha Persona se convierta en una Subsidiaria Restringida o dicho bien o activo sea adquirido, no seran Adeudos Adquiridos o Adeudos.

      (8) "ADEUDOS CONVERTIBLES" significa, con respecto a cualquier Persona, los Adeudos de dicha Persona que sean convertibles en, o intercambiables por, Capital Social de dicha Persona o cualquier Afiliada de dicha Persona.

      (9) "ADQUISICION DE ACTIVOS" significa (i) una Inversion realizada por la Acreditada o cualquiera de sus Subsidiarias Restringidas en cualquier otra Persona, conforme a la cual dicha Persona se convertira en una Subsidiaria Restringida o se fusionara con, o se consolidara en, la Acreditada o cualquiera de sus Subsidiarias Restringidas; en el entendido que el negocio principal de dicha Persona sea un Negocio Principal o (ii) una adquisicion por parte de la Acreditada o cualquiera de sus Subsidiarias Restringidas de un bien o activo de cualquier Persona distinta a la Acreditada o cualquiera de sus Subsidiarias Restringidas que constituya substancialmente la totalidad de una division o linea de negocios de dicha Persona; en el entendido que dicha division o linea de negocios se encuentre relacionada con un Negocio Principal.

      (10) "AFILIADA" significa, en relacion con cualquier Persona, cualquier otra Persona que, directa o indirectamente, controle a, sea controlada por o se encuentre bajo el control comun directo o indirecto con, dicha Persona. Para efectos de esta definicion, "control" (incluyendo, con significados correlativos, los terminos "controlando", "controlado por" y "bajo el control comun con"), en relacion con cualquier Persona, significara la facultad, directa o indirecta, de dirigir o influir en la direccion de la administracion y politicas de dicha Persona, ya sea mediante la titularidad de Acciones de Voto, por convenio o de cualquier otra forma.

      (11)  "AGENTE DE CALCULO" significa, el Banco.

      (12) "AGENTES DE CALCULO SUSTITUTOS" significan, los tres participantes (excluyendo a Afiliadas del Banco) que, en la Fecha de Pago Anticipado, sean los mas activos en terminos del numero y volumen de Operaciones de Derivados en el Mercado Mexicano de Derivados, conforme a la determinacion que haga en forma concluyente el Banco.

      (13) "ARRENDAMIENTO CAPITALIZABLE" significa, segun se aplique a cualquier Persona, cualquier arrendamiento de cualquier bien o activo cuyo valor presente descontado de las obligaciones de pago de renta y demas obligaciones de arrendamiento de dicha Persona en su caracter de arrendatario, de conformidad con los PCGA, se requiera capitalizar en el balance general de dicha Persona; y "OBLIGACIONES POR ARRENDAMIENTOS CAPITALIZABLES" significa el valor presente descontado de las obligaciones de pago de renta y demas obligaciones de arrendamiento de dicha Persona

                                                                              11

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            en su caracter de arrendatario bajo dicho arrendamiento, determinado de conformidad con los PCGA.

      (14) "AUTORIDAD GUBERNAMENTAL" significa, cualquier secretaria, departamento administrativo, agencia, comision, oficina, junta, autoridad regulatoria, registro, dependencia, corporacion u otro cuerpo, entidad o tribunal gubernamental (incluyendo, sin limitacion, autoridades bancarias y fiscales) de, o propiedad de, o controlada por, Mexico, o cualquier subdivision politica de este, que en cada caso ejerza funciones ejecutivas, legislativas, judiciales, regulatorias o administrativas.

      (15) "AVISO DE DISPOSICION" tiene el significado que se le atribuye en el inciso (a) de la Clausula 2.02 del presente Contrato.

      (16) "CAPITAL CONTABLE CONSOLIDADO" significa, en la fecha de determinacion que corresponda, el capital contable previsto en el balance general trimestral o anual de la Acreditada y sus Subsidiarias Restringidas a la fecha de los estados financieros mas recientes entregados al Banco de conformidad con el inciso (c)(i) o
            (c)(ii) de la Clausula 4.01, menos (i) aquellas cantidades de capital contable atribuibles a Subsidiarias No Restringidas; (ii) cualesquier cantidades atribuibles a Acciones Amortizables o cualquier otra participacion social convertible en, o intercambiable por, Adeudos; (iii) el costo de acciones de tesoreria (en la medida en que no haya sido previamente deducido en la determinacion de capital contable); y (iv) el monto de Capital Social suscrito y no pagado a la Acreditada o cualquiera de sus Subsidiarias Restringidas, en cada caso, a ser determinado de conformidad con los PCGA.

      (17) "CAPITAL ORDINARIO" significa, respecto de cualquier Persona, todo el Capital Social de dicha Persona, excluyendo Acciones Amortizables de dicha Persona.

      (18) "CAPITAL SOCIAL" significa, respecto de cualquier Persona, todas las acciones, partes sociales, intereses, participaciones o equivalentes (como quiera que se les denomine, ya sea con o sin derechos de voto) representativas del capital social de dicha Persona, ya sea actualmente en circulacion o emitidas con posterioridad a la fecha de firma del presente Contrato.

      (19) "CAUSA DE INCUMPLIMIENTO" tiene el significado que se le atribuye en la Clausula 5.01 del presente Contrato.

      (20) "CO-INVERSION" significa, en cualquier momento, cualquier Persona en la cual la Acreditada o una Subsidiaria Restringida tenga o haya adquirido menos del 50% (cincuenta por ciento) de la totalidad del capital de dicha Persona, pero que tenga o adquiera (i) una influencia significativa, segun sea determinado de conformidad con los PCGA; o bien (ii) una inversion en el capital que represente el 7.5% (siete punto cinco por ciento) o mas de la totalidad del Capital Social de dicha Persona. Para efectos de claridad,

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            ninguna Subsidiaria de la Acreditada sera considerada como una
            Co-Inversion.

      (21) "CONTRATO DE CREDITO SINDICADO" significa el contrato de credito sindicado denominado "Credit Agreement" de fecha 21 de diciembre de 2001, celebrado entre la Acreditada, en dicho caracter, los bancos y entidades financieras que ahi se indican, como acreditantes, y JPMorgan Chase Bank, como agente administrativo, por un monto de EU$100,000,000.00 (cien millones de Dolares 00/100), incluyendo sus apendices y adenda.

      (22) "CONTRATO DE DIVISAS" significa cualquier contrato de paridad cambiaria, contrato de intercambio (swap), contrato adelantado (forward) o contrato a futuro de paridad cambiaria o cualquier otro contrato o arreglo similar en o bajo el cual la Acreditada o cualquiera de sus Subsidiarias Restringidas sea parte o beneficiaria en la fecha del presente Contrato o que llegue a ser parte o beneficiaria con posterioridad a dicha fecha.

      (23) "CONTRATO DE TASA DE INTERES" significa cualquier contrato de cobertura o proteccion de tasa de interes, contrato futuro de tasa de interes, contrato de opcion de tasa de interes, contrato de intercambio (swap) de tasa de interes, contrato de techo (cap) de tasa de interes, contrato collar (collar) de tasa de interes, contrato de cobertura (hedge) de tasa de interes o cualquier otro contrato o arreglo similar en o bajo el cual la Acreditada o cualquiera de sus Subsidiarias Restringidas sea parte o beneficiaria en la fecha del presente Contrato o que llegue a ser parte o beneficiaria con posterioridad a dicha fecha.

      (24) "COMISION POR PAGO ANTICIPADO", tiene el significado que se le atribuye en el inciso (b) de la Clausula 2.04 del presente Contrato.

      (25) "CREDITO" significa el credito que el Banco pone a disposicion de la Acreditada conforme a los terminos y sujeto a las condiciones del presente Contrato, hasta por una suma principal igual a $1,162,460,000.00 (MIL CIENTO SESENTA Y DOS MILLONES CUATROCIENTOS SESENTA MIL PESOS 00/100).

      (26) "CREDITOS BANAMEX" significa los contratos de credito, de fechas 24 de julio de 2000 y 7 de mayo de 2003 el cual fue modificado el 25 de junio de 2003, celebrados entre la Acreditada y Banco Nacional de Mexico, S.A.

      (27) "CREDITO EN UDIS EXISTENTE" significa el credito existente de los pagares de mediano plazo establecido por la Acreditada, en virtud del cual un Adeudo denominado en UDIS por la cantidad total de $3,000,000,000.00 (tres mil millones de Pesos 00/100) fue emitido el 14 de abril de 2000.

      (28) "CREDITO SERFIN" significa el contrato de credito de fecha 15 de mayo de 2001, celebrado entre la Acreditada y Banca Serfin, S.A., Institucion de Banca Multiple, Grupo Financiero Santander Mexicano.

      (29) "CUENTAS COMERCIALES POR PAGAR" significa, con respecto a cualquier Persona, cualesquier cuentas por pagar, pagares o cualquier otra obligacion monetaria creada, asumida o Garantizada por dicha Persona
            o cualquiera de sus Subsidiarias Restringidas en favor de acreedores comerciales, que surjan dentro del curso ordinario de negocios en relacion con (i) la adquisicion de bienes o servicios que requieran ser pagados dentro del ano siguiente a la fecha de adquisicion de los mismos o (ii) programaciones y peliculas.

      (30) "DEPOSITOS" significa aquellas cantidades recibidas por la Acreditada o sus Subsidiarias Restringidas en virtud de contratos de deposito u otros acuerdos entre la Acreditada o sus Subsidiarias Restringidas y terceros para la prestacion de servicios de publicidad u otros servicios a dichos terceros, ya sea evidenciados por dinero, pagares, cuentas por cobrar u otros activos.

      (31) "DETERMINACION POR METODOLOGIA DE VALUACION", tiene el significado que se le atribuye en el inciso (c) de la Clausula 2.04 del presente Contrato.

      (32) "DEUDA TOTAL CONSOLIDADA" significa, en cualquier fecha de determinacion, el monto total agregado de todos los Adeudos, calculados de manera consolidada, de la Acreditada y sus Subsidiarias Restringidas a dicha fecha, segun se determine de conformidad con los PCGA.

      (33) "DIA HABIL" significa cualquier dia excepto sabado, domingo y cualquier dia que en la Ciudad de Mexico sea un dia de descanso obligatorio o un dia en el que las instituciones bancarias esten autorizadas u obligadas por ley u otra disposicion gubernamental a mantener sus puertas cerradas.

      (34) "DISPOSICION" significa el desembolso de dinero hecho por el Banco en favor de la Acreditada hasta por el monto del Credito, conforme a los terminos y sujeto a las condiciones de este Contrato.

      (35) "DOLARES" y el signo de "EU$" significan la moneda de curso legal en los Estados Unidos de America.

      (36)  "EMISOR DE NEGOCIO ADICIONAL" significa cualquier Persona dedicada a
            o que realice uno o varios Negocios Adicionales.

      (37) "FECHA DE DISPOSICION" significa la fecha especificada en el Aviso de Disposicion, la cual no podra exceder del 20 de mayo de 2004.

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      (38)  "FECHA DE PAGO ANTICIPADO", tiene el significado que se le atribuye en el inciso (b) de la Clausula 2.04 del presente Contrato.

      (39) "FECHA DE PAGO DE INTERESES" significa el ultimo dia de cada Periodo de Intereses.

      (40) "GARANTIA" significa cualquier obligacion, contingente o de cualquier otra naturaleza, de cualquier Persona que directa o indirectamente garantice (ya sea a traves de una garantia, fianza, aval u otra forma) cualquier Adeudo de cualquier otra Persona y, sin limitar la generalidad de los anterior, cualquier obligacion, directa o indirecta, contingente o de cualquier otra naturaleza, de dicha Persona (i) para comprar o pagar (o prestar o anticipar fondos para la compra o pago de) dicho Adeudo de dicha otra Persona (ya sea que surjan por virtud de acuerdos de socios, o por contratos que contengan obligaciones de aportar capital o proveer fondos a dicha otra Persona, de comprar, vender o rentar (como arrendatario o arrendador) cualquier bien o activo o para comprar o prestar servicios, para tomar o pagar, o para mantener condiciones en los estados financieros u otras (pero sin incluir obligaciones que surjan solamente por razon del status de socio de dicha Persona en una sociedad o como socio de una sociedad de responsabilidad limitada o como titular y propietario de capital social de cualquier otra sociedad)) o (ii) asumida para asegurarse de cualquier otra manera que el deudor de dicho Adeudo pague su parte correspondiente
            o para proteger a dicho deudor contra las perdidas con respecto al mismo (ya sea total o parcialmente). El termino "Garantia" usado como verbo tendra un significado correlativo.

      (41) "GASTOS DE CAPITAL" significa, para cualquier periodo con respecto a cualquier Persona, la suma de todos los gastos durante dicho periodo (ya sea que hayan sido pagados en efectivo o acumulados como pasivos durante dicho periodo) que, de conformidad con los PCGA, se requieran incluir o se deban reflejar en el balance general de dicha Persona respecto de equipo, activos fijos, bienes inmuebles o mejoras, o para reemplazos o sustituciones de los mismos o adiciones a los mismos, incluyendo (sin duplicacion) el monto de gastos considerados a ser realizados en relacion con el equipo que se adquiera simultaneamente con el intercambio de equipo existente propiedad de dicha Persona, en la medida que el monto bruto del precio de compra de dicho equipo adquirido exceda el valor de precio de mercado (segun sea determinado de buena fe por dicha Persona) del equipo existente entregado a cambio, pero excluyendo los gastos efectuados en relacion con el reemplazo o restauracion de bienes, en la medida que dicho reemplazo o restauracion sea financiada con montos derivados de seguro pagados a cuenta de la perdida o dano de los bienes reemplazados o restaurados.

      (42) "GASTO POR INTERESES CONSOLIDADO" significa, para cualquier periodo, el monto agregado de los intereses en relacion con Adeudos (incluyendo (i) la amortizacion del descuento de emision original sobre cualquier Adeudo

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            y la porcion de intereses de cualquier obligacion de pago diferida, calculada de conformidad con el metodo de contabilidad efectivo de intereses, (ii) todas las comisiones, descuentos y demas honorarios y cargos adeudados en relacion con cartas de credito y aceptaciones bancarias de financiamiento, (iii) los costos netos asociados con Contratos de Tasas de Interes, y (iv) los intereses pagados (por cualquier Persona) con respecto a algun Adeudo que se encuentra Garantizado por cualquier bien o activo de la Acreditada o de cualquiera de sus Subsidiarias Restringidas) y todos los intereses, menos el componente principal, de rentas en relacion con Obligaciones por Arrendamientos Capitalizables, pagados por la Acreditada y sus Subsidiarias Restringidas durante dicho periodo; excluyendo sin embargo (a) cualquier monto de dichos intereses de cualquier Subsidiaria Restringida, en la medida en que el ingreso neto de dicha Subsidiaria Restringida sea excluido del calculo del Ingreso Neto Ajustado Consolidado de conformidad con el inciso (ii) de la definicion de dicho termino (pero solamente en la misma proporcion en que el ingreso neto de dicha Subsidiaria Restringida sea excluido del calculo del Ingreso Neto Ajustado Consolidado de conformidad con el inciso (ii) de la definicion de dicho termino),
            (b) cualesquier regalias, honorarios (incluyendo honorarios de consentimiento) y gastos (y cualquier amortizacion o eliminacion de los mismos) pagados o pagaderos en relacion con el presente Contrato, los Creditos Banamex, el Credito Serfin, las Ofertas Publicas de Compra y la compra de valores bajo los mismos y el pago de los honorarios de consentimiento en relacion con los mismos, la emision de los valores emitidos o a ser emitidos bajo el Senior Note Indenture y la oferta de intercambio o registro de inscripciones preventivas respecto de dichos valores (shelf registration statement), la emision de los valores emitidos bajo el Credito en UDIS Existente, y la emision de los valores emitidos bajo la Serie B del Senior Note Indenture, fechado el 13 de mayo de 1996, entre la Acreditada y el State Street Bank and Trust Company (como sucesor del Fleet National Bank), como fiduciario, todo determinado en una base consolidada (sin tomar en cuenta las Subsidiarias No Restringidas) de conformidad con los PCGA, (c) intereses en relacion con Adeudos denominados en UDIS en la medida que no hayan sido pagados o pagaderos en efectivo durante dicho periodo y (d) aumentos en el monto principal de cualquier Adeudo denominado en UDIS que resulte de los ajustes de inflacion realizados de conformidad con los terminos de dicho Adeudo.

            No obstante lo anterior, si durante cualquier periodo en el que se este determinado el Gasto por Intereses Consolidado, la Acreditada o cualquiera de sus Subsidiarias Restringidas haya consumado cualquier Adquisicion de Activos, entonces para los efectos de este Contrato, el Gasto por Interes Consolidado debera ser determinado en una base pro forma como si la consumacion de dicha Adquisicion de Activos y la contratacion o asuncion de cualquier Adeudo en relacion con la misma hubiera ocurrido el primer dia de dicho periodo.

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      (43)  "GRAVAMEN" significa, en relacion con cualquier propiedad, bien o activo, cualquier hipoteca, prenda, caucion bursatil, fideicomiso, embargo, carga o cualquier otro gravamen o garantia de cualquier naturaleza o cualquier acuerdo de preferencia sobre dicha propiedad, bien o activo que tenga el efecto practico de crear un derecho real
            o personal de garantia o gravamen sobre dicha propiedad, bien o activo.

      (44)  "GRAVAMENES PERMITIDOS" significa:

            (a) Gravamenes impuestos por contribuciones fiscales, cargos gubernamentales o reclamaciones que, ya sea, (i) se encuentren vencidos por un plazo menor de 90 dias, siempre y cuando el valor de mercado total de los bienes o activos sujetos a dichos Gravamenes no exceda la cantidad total de EU$10,000,000.00 (diez millones de Dolares 00/100) o su equivalente en Pesos; (ii) no hayan vencido o que esten siendo impugnados de conformidad con el inciso (h) de la Clausula 4.01;

            (b) Gravamenes de transportistas, almacenistas, trabajadores, mecanicos, reparadores o Gravamenes similares impuestos por ley, que surjan en el curso ordinario de negocios y que garanticen obligaciones que no esten vencidas por mas de 30 dias o que esten siendo impugnados de conformidad con el inciso (h) de la Clausula 4.01;

            (c) prendas otorgadas y depositos efectuados dentro del curso ordinario de negocios, en cumplimiento con disposiciones de seguridad social, salarios de los trabajadores y seguros de desempleo, incluyendo prendas y/o depositos otorgados en favor del Instituto para la Vivienda de los Trabajadores (INFONAVIT); Instituto Mexicano del Seguro Social (IMSS) y el Sistema de Ahorro para el Retiro (SAR);

            (d) Gravamenes impuestos o depositos efectuados para garantizar (i) cartas de credito, el cumplimiento de ofertas, posturas, convenios comerciales, arrendamientos, licencias, obligaciones regulatorias o legales, aceptaciones bancarias, fianzas legales o judiciales, contratos celebrados con Autoridades Gubernamentales, fianzas de cumplimiento y demas obligaciones de naturaleza similar incurridas dentro del curso ordinario de negocios (excluyendo obligaciones contraidas para el pago de prestamos de dinero) y cualquier derecho de compensacion de bancos que no hayan sido ejercidos en relacion con depositos realizados dentro del curso ordinario y (ii) obligaciones de indemnizacion respecto de la venta, arrendamiento, cesion o cualquier otra transmision de cualquier bien o activo de la Acreditada o cualquiera de sus Subsidiarias Restringidas; en el entendido que los bienes o activos sujetos a dichos Gravamenes no tengan un valor de mercado superior a los montos en efectivo o equivalentes de efectivo recibidos por la Acreditada y sus Subsidiaras Restringidas en relacion con dicha venta, arrendamiento, cesion o transmision;

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            (e) Gravamenes impuestos por sentencias o laudos de cualquier naturaleza que no constituyan una Causa de Incumplimiento bajo el inciso (i) de la Clausula 5.01 del presente Contrato;

            (f) servidumbres, restricciones de uso de suelo federales y municipales, derechos de paso y Gravamenes similares impuestos sobre bienes inmuebles, que no interfieran de manera importante con la conduccion ordinaria de negocios de la Acreditada o cualquiera de sus Subsidiarias Restringidas;

            (g) Gravamenes (incluyendo las extensiones y renovaciones de los mismos) sobre algun bien o activo adquirido con posterioridad a la fecha de firma del Contrato de Credito Sindicado; en el entendido que (i) dicho Gravamen se constituya solamente con el proposito de garantizar Adeudos incurridos, (A) para financiar el costo (incluyendo el costo de mejoras, de construccion o produccion) de la unidad o material integrante del bien o activo (incluyendo programas o peliculas) sujeto a dicho Gravamen, y que dicho Gravamen haya sido constituido con anterioridad a, al momento de o dentro de los seis meses siguientes a la fecha de adquisicion, la terminacion de la construccion o produccion o el comienzo de operaciones de dicho bien
            o activo, o (B) para refinanciar cualquier Adeudo garantizado con anterioridad, (ii) el monto principal del Adeudo garantizado por dicho Gravamen no exceda el 100% (cien por ciento) de dichos costos (mas honorarios, gastos y pagos similares realizados en relacion con dicho Adeudo) y (iii) cualquiera de dichos Gravamenes no sera extensivo a, o cubrira, cualquier otro bien o activo distinto a la unidad o material integrante de dicho bien o activo (incluyendo peliculas y programaciones) y cualesquier mejoras efectuadas en dicha unidad o material y los frutos derivados de los mismos;

            (h) arrendamientos o subarrendamientos celebrados con terceros, que no interfieran de manera importante con el curso ordinario de negocios de la Acreditada y de sus Subsidiarias Restringidas consideradas como un todo;

            (i) Gravamenes que afecten bienes o activos que se encuentren en construccion surgidos de pagos parciales o progresivos realizados por un cliente de la Acreditada o cualquiera de sus Subsidiarias Restringidas relacionadas con dichos bienes o activos;

            (j) cualquier interes o derecho de un arrendador respecto de bienes
            o activos sujetos a algun arrendamiento financiero (incluyendo arrendamientos que sean o deban ser capitalizables de conformidad con los PCGA) o arrendamiento puro;

            (k) Gravamenes que surjan de registros conforme al Codigo de Comercio Uniforme (Uniform Comercial Code) de los Estados Unidos de America o estados de financiamiento (financing statements) similares en relacion con arrendamientos;

                                                                              18

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            (l) Gravamenes sobre bienes o activos de, o sobre acciones representativas del capital social de, o Adeudos a cargo de, cualquier sociedad u otra entidad existente al momento en que dicha sociedad u otra entidad se constituya como o se convierta en parte de, una Subsidiaria Restringida, siempre y cuando dichos Gravamenes no sean extensivos sobre, o cubran bienes o activos de la Acreditada
            o de cualquiera de sus Subsidiarias Restringidas, distintos de los bienes o activos adquiridos;

            (m) Gravamenes a favor de la Acreditada o de cualquier Subsidiaria Restringida totalmente propiedad de la Acreditada;

            (n) Gravamenes que surjan de una sentencia definitiva o resolucion en contra de la Acreditada o cualquiera de sus Subsidiarias Restringidas, y que no constituya una Causa de Incumplimiento;

            (o) Gravamenes que garanticen obligaciones de reembolso en relacion con las cartas de credito que graven documentos o cualesquier otros bienes o activos relacionados con dichas cartas de credito y los productos y rendimientos de las mismos;

            (p) Gravamenes en favor de autoridades aduanales y fiscales que surjan por ministerio de ley para garantizar el pago de derechos arancelarios o aduanales en relacion con la importacion de bienes;

            (q) Gravamenes que afecten depositos iniciales y depositos de margen, y cualesquier otros Gravamenes que se encuentren ya sea dentro de los parametros generales que se acostumbran en la industria y que hayan sido incurridos en el curso ordinario de negocios, en cada caso, garantizando Adeudos bajo cualesquier Contratos de Tasa de Interes (si dichos Contratos de Tasa de Interes no tiene un monto nominal que exceda el monto principal del Adeudo de la Acreditada y de sus Subsidiarias Restringidas con tasa de intereses variables) y cualesquier Contratos de Divisas y contratos forward, de opciones, de futuros y de opciones sobre contratos de futuros o contratos similares o acuerdos disenados para proteger a la Acreditada o a cualquiera de sus Subsidiarias Restringidas de fluctuaciones en las tasas de intereses o tasas de cambio de divisas, respectivamente, y celebrados con propositos no especulativos;

            (r) Gravamenes que surjan de contratos sujetos a condicion o con reserva de dominio, consignacion o acuerdos similares para la venta de bienes, celebrados por la Acreditada o cualquiera de sus Subsidiarias Restringidas dentro del curso ordinario de negocios de la Acreditada y de sus Subsidiarias Restringidas;

            (s) Gravamenes sobre los derechos de la Acreditada o una Subsidiaria Restringida para recibir pagos derivados de programacion o peliculas, asi como los rendimientos de los mismos;

                                                                              19

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            (t) Gravamenes en relacion con el cumplimiento y liquidacion o cancelacion de Adeudos de la Acreditada o de una Subsidiaria Restringida; y

            (u) Gravamenes incurridos para renovar, extender o refinanciar, total o parcialmente, Adeudos u obligaciones garantizadas por cualquier Gravamen incurrido bajo los incisos (a) a (t) anteriores; en el entendido que (i) dicho Gravamen no se extienda a cualquier otro bien o activo (distinto de los frutos y bienes o activos adquiridos con posterioridad, en la medida en que el Gravamen que este siendo renovado, extendido o refinanciado sea extensivo a los frutos y bienes o activos adquiridos con posterioridad) y (ii) el monto principal del Adeudo garantizado, de haberlo, no sea incrementado (distinto de los montos relativos a primas, intereses acumulados y demas obligaciones de pago, incluyendo pagos consentidos, en relacion con el Adeudo refinanciado y los gastos razonables de emision de dicho nuevo Adeudo).

      (45) "IMPUESTOS" tiene el significado que se le atribuye en el inciso (a) de la Clausula 2.10 del presente Contrato.

      (46) "INDICE DE COBERTURA DE INTERESES" significa, la razon de UAFIDA Consolidada a Gasto por Intereses Consolidado (excluyendo intereses generados o acumulados pero no pagados ni requeridos de pago) en cualquier periodo de cuatro trimestres calendario consecutivos (considerados como un solo periodo contable).

      (47) "INDICE DE ENDEUDAMIENTO" significa, la razon de Deuda Total Consolidada a UAFIDA Consolidada al termino de cualquier periodo de cuatro trimestres calendario consecutivos (considerados como un solo periodo contable).

      (48) "INGRESO NETO AJUSTADO CONSOLIDADO" significa, para cualquier periodo, el ingreso acumulado neto (o perdida) de la Acreditada y sus Subsidiarias Restringidas para dicho periodo, determinado de conformidad con los PCGA; en el entendido que los siguientes conceptos seran excluidos al momento de computar el Ingreso Neto Ajustado Consolidado (sin duplicacion): (i) el ingreso neto (o perdida) de cualquier Persona (distinta al ingreso neto (o perdida) atribuible a una Subsidiaria Restringida) en la cual cualquier Persona (distinta a la Acreditada o cualquiera de sus Subsidiarias Restringidas) tenga un interes en comun y el ingreso neto (o perdida) de cualquier Subsidiaria No Restringida, excepto, en el caso de ingreso neto, solo por el monto de dividendos o cualesquier otras distribuciones y pagos de intereses, en cada caso, efectivamente pagados a la Acreditada o cualquiera de sus Subsidiarias Restringidas por dicha otra Persona o dicha Subsidiaria No Restringida durante dicho periodo; (ii) excepto en el caso de cualquier restriccion permitida bajo los sub-incisos (iii), (iv) y
            (v) del inciso (j) de la Clausula 4.02 del presente Contrato, el ingreso neto de cualquier Subsidiaria Restringida en la medida, y solamente en la medida, que la declaracion o pago de la totalidad o una

                                                                              20

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            porcion de los dividendos o distribuciones similares por dicha
            Subsidiaria Restringida de dicho ingreso neto no se encuentre en dicho momento permitida por sus estatutos sociales o cualquier convenio, instrumento, sentencia, decreto, orden, ley, regla o regulacion gubernamental aplicable a dicha Subsidiaria Restringida;
            (iii) cualquier ganancias o perdidas (en una base posterior-a-impuestos, libres de cualesquier honorarios y gastos relacionados) atribuibles a Venta de Activos, descartando para este proposito, las exclusiones previstas en la definicion de dicho termino bajo los incisos (A) a (E) de dicha definicion; (iv) cualquier monto pagado o acumulado como dividendos sobre Acciones Preferentes de la Acreditada o cualquiera de sus Subsidiarias Restringidas, propiedad de Personas distintas a la Acreditada y cualquiera de sus Subsidiarias Restringidas; (v) todas las ganancias extraordinarias, perdidas extraordinarias y operaciones discontinuadas (en cada caso, en una base posterior-a-impuestos, libres de cualesquier honorarios y gastos relacionados); y (vi) el efecto acumulativo de cambios de contabilidad con anterioridad a la fecha de firma del presente Contrato en relacion a la adopcion del Boletin C-2, en el entendido que el valor total del efecto acumulativo de cualquiera de dichos cambios de contabilidad no podra exceder un monto agregado igual a $69,259,000.00 (sesenta y nueve millones doscientos cincuenta y nueve mil Pesos 00/100) calculados al 30 de septiembre de 2001 (y reexpresados de tiempo en tiempo por el Indice Nacional de Precios al Consumidor).

      (49) "INVERSION" en cualquier Persona, significa, directa o indirectamente, cualquier desembolso, prestamo u otra extension de credito (incluyendo, sin limitacion, otorgado como garantia de algun Adeudo), o contribucion de capital a (mediante contribucion de efectivo o bienes a terceras personas o cualquier pago por bienes o servicios por cuenta o uso de terceras personas), o cualquier adquisicion de Capital Social, bonos, pagares, obligaciones u otros instrumentos similares emitidos por, dicha Persona e incluira la designacion de una Subsidiaria Restringida como una Subsidiaria No Restringida despues de la fecha de firma del presente Contrato. No obstante lo anterior, (i) cualquier Capital Social emitido por la Acreditada o cualquier Subsidiaria Restringida a cambio de Capital Social o bienes o activos de otra Persona no sera considerado como una Inversion de la Acreditada o cualquier Subsidiaria Restringida en aquella otra Persona, en la medida en que dicha Subsidiaria Restringida continue siendo una Subsidiaria Restringida inmediatamente despues de haber llevado a cabo dicha emision; y (ii) el termino "Inversion" no incluira: montos insolutos de creditos a cargo de alguna Subsidiaria No Restringida y a favor de la Acreditada o cualquier Subsidiaria Restringida, derivados de actividades relativas a la administracion de efectivo en el curso ordinario de negocios, Inversiones realizadas por la Acreditada o cualquier Subsidiaria Restringida mediante la contribucion de, o a cambio de, servicios de publicidad, Inversiones realizadas por la Acreditada o cualquier Subsidiaria Restringida a cambio de modificaciones a los acuerdos de Inversion existentes que no prevean el pago de efectivo o bienes o activos, cantidades debidas por alguna Subsidiaria No Restringida

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            a la Acreditada o cualquier Subsidiaria Restringida bajo cualquier contrato para compartir impuestos, o respecto de gastos generales y administrativos, seguros globales y de responsabilidad civil ampliada (umbrella insurance) o servicios de publicidad u otros servicios prestados a Subsidiarias No Restringidas, Depositos, adelantos a clientes (excluyendo Subsidiarias de la Acreditada) y cuentas por pagar a proveedores en el curso ordinario de negocios, que esten, de conformidad con los PCGA, registrados como cuentas por cobrar (o depositos de clientes) o cuentas por pagar, segun sea el caso, y pagos debidos a la Acreditada o a cualquier Subsidiaria Restringida en virtud de Cuentas Comerciales por Pagar.

      (50) "INVERSION DE NEGOCIO ADICIONAL" significa cualquier Inversion en un Emisor de Negocio Adicional a cambio de (i) Capital Social de la Acreditada o cualquiera de sus Subsidiarias Restringidas (siempre y cuando dicha Subsidiaria Restringida permanezca como una Subsidiaria Restringida inmediatamente despues de dar efecto a dicho intercambio) o (ii) la prestacion de servicios de publicidad u otros servicios por parte de la Acreditada o cualquiera de sus Subsidiarias Restringidas.

      (51) "INVERSIONES PERMITIDAS" significa, (a) una Inversion en una Subsidiaria Restringida o en cualquier Persona que, una vez realizada dicha inversion, se convertira en una Subsidiaria Restringida o se fusionara o consolidara con la Acreditada o con una Subsidiaria Restringida; siempre que el negocio principal de dicha Persona se relacione, sea complementario o auxiliar con el negocio de la Acreditada y el de sus Subsidiarias Restringidas en la fecha en que se realice dicha inversion; (b) Inversiones Temporales de Efectivo; (c) nomina, beneficios extrasalariales, vacaciones, viaticos, reubicaciones y desembolsos similares, que se espere sean reembolsados o que sean respecto de cuestiones que al momento de desembolso se consideren gastos de conformidad con PCGA; (d) (i) prestamos o adelantos para empleados de la Acreditada o de sus Subsidiarias Restringidas que en ningun momento excedan la cantidad insoluta acumulada de EU$25,000,000.00 (veinticinco millones de Dolares 00/100) o su equivalente en Pesos, y (ii) otros prestamos o anticipos a distribuidores, proveedores, licenciantes de contenido o clientes de la Acreditada o cualquiera de sus Subsidiarias Restringidas que en ningun momento excedan la cantidad insoluta acumulada de EU$40,000,000.00 (cuarenta millones de Dolares 00/100)
            o su equivalente en Pesos; (e) Inversiones recibidas en cumplimiento de sentencias judiciales, quiebras, concurso mercantil, insolvencia, reestructuras o cualquier arreglo similar; (f) cualquier Contrato de Tasa de Interes (siempre que la cantidad subyacente bajo el mismo no exceda la suma principal de los Adeudos de la Acreditada y de sus Subsidiarias Restringidas con tasas de interes variables) o cualquier Contrato de Divisas, siempre que sean celebrados con el proposito de proteger a la Acreditada o sus Subsidiarias Restringidas en contra de fluctuaciones en tasas de interes o paridades cambiarias, respectivamente, y no con

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            propositos especulativos; (g) Inversiones en gastos pagados por anticipado, titulos de credito para cobro, y depositos de renta, de garantia de cumplimiento o cualquier otro deposito similar, en cada caso, realizados en el curso normal de los negocios de la Acreditada
            o sus Subsidiarias Restringidas; (h) Inversiones recibidas como pago de precio de cualquier propiedad o activo vendido, arrendado, cedido
            o de cualquier otra forma transmitido por la Acreditada o cualquiera de sus Subsidiarias Restringidas, siempre que el valor de mercado de dicha propiedad o activo, conjuntamente con el valor de mercado de todas las demas propiedades o activos vendidos, arrendados, cedidos
            o de cualquier otra forma transmitidos por la Acreditada o cualquiera de sus Subsidiarias Restringidas durante el ejercicio social en que dicha venta, arrendamiento, cesion o transmision ocurrio, no exceda del 5% (cinco por ciento) de los activos consolidados de la Acreditada y de sus Subsidiarias Restringidas al final del ejercicio social inmediato anterior; (i) Inversiones de cualquier Persona existentes al momento en que dicha Persona se convierta en una Subsidiaria Restringida y que no sean realizadas en relacion con o contemplando que dicha Persona se convierta en una Subsidiaria Restringida; (j) Inversiones que constituyan Prestamos Permitidos a Empleados para Compra de Acciones; y (k) Inversiones existentes a la fecha de firma del Contrato de Credito Sindicado.

      (52) "INVERSIONES TEMPORALES DE DINERO" significa cualquiera de las siguientes inversiones: (i) obligaciones directas de los Estados Unidos de America o cualquiera de sus agencias, u obligaciones integramente garantizadas de manera incondicional por los Estados Unidos de America o cualquiera de sus agencias; (ii) depositos a plazo, certificados de deposito y depositos de mesa de dinero, con vencimiento dentro de los 730 (setecientos treinta) dias siguientes a la fecha de adquisicion de los mismos, emitidos por un banco o una institucion fiduciaria constituida conforme a las leyes de los Estados Unidos de America o cualquiera de sus estados o cualquier otro pais reconocido por los Estados Unidos de America, con los cuales la Acreditada o cualquiera de sus Subsidiarias o Co-Inversiones realicen actividades de negocios, y cuyo banco o institucion fiduciaria (o la entidad controladora de dicho banco o institucion fiduciaria) tenga capital, superavit y utilidades no distribuidas por un monto total agregado superior a EU$250,000,000.00 (doscientos cincuenta millones de Dolares 00/100) (o su equivalente en Pesos) y que tenga deudas insolutas con una calificacion de "A" (o una calificacion similar equivalente) o superior de por lo menos una organizacion calificadora (statistical rating organization, segun dicho termino se define en la Regulacion 436 del Securities Act de 1933 de los Estados Unidos de America) de reconocido prestigio nacional o cualquier fondo de mesa de dinero patrocinado por una casa de bolsa registrada u operador de fondos de inversion; (iii) contratos de recompra por un plazo no mayor a 60 (sesenta) dias respecto de los valores mencionados en el inciso (i) anterior, celebrados con algun banco que cumpla con los criterios establecidos en el inciso (ii) anterior; (iv) papel comercial con un vencimiento que no exceda

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            365 (trescientos sesenta y cinco) dias siguientes a la fecha de adquisicion, emitido por una sociedad (que no sea una Afiliada de la Acreditada) constituida u organizada y existente conforme a las leyes de Mexico o cualquiera de sus entidades federativas o de los Estados Unidos de America, cualquiera de sus estados o el Distrito de Columbia, o cualquier otro pais reconocido por los Estados Unidos de America, con las cuales la Acreditada o cualquiera de sus Subsidiarias o Co-Inversiones realicen actividades de negocios, y que cuente con una calificacion, al momento en que se realice cualquier inversion en dicho papel comercial, de "P-1" (o superior) por Moody's o de "A-1" (o superior) por S&P (o calificaciones equivalentes emitidas por sus afiliadas mexicanas); (v) valores con vencimiento de 6 (seis) meses o menos, a partir de la fecha de adquisicion, emitidos o garantizados integramente y de manera incondicional, por cualquier estado, commonwealth, o territorio de los Estados Unidos de America o por cualquier subdivision politica o autoridad fiscal del mismo y con una calificacion de por lo menos "A" o su equivalente por S&P o Moody's; (vi) Bonos corporativos denominados en Dolares con una calificacion de por lo menos "A" o su equivalente, por S&P o Moody's y con un vencimiento que no exceda de 730 (setecientos treinta) dias siguientes a la fecha de adquisicion de los mismos; (vii) Certificados de la Tesoreria de la Federacion (CETES), Bonos de Proteccion al Ahorro (BPAS); Bonos de Regulacion Monetaria (BREMS), Bonos Denominados en UDIS (UDI Bonos) o Bonos de Desarrollo del Gobierno Federal (BONDES) emitidos por el gobierno de Mexico y con un vencimiento que no exceda 1095 (mil noventa y cinco) dias siguientes a la fecha de adquisicion de los mismos; (viii) obligaciones directas del gobierno de Mexico u obligaciones integramente garantizadas de manera incondicional por el gobierno de Mexico; y (ix) certificados de deposito, pagares bancarios y aceptaciones bancarias denominadas en Pesos, con un vencimiento que no exceda 365 (trescientos sesenta y cinco) dias siguientes a la fecha de adquisicion de los mismos, emitidos o garantizados por (A) alguno de los doce bancos mas importantes (basado en activos, al 31 de diciembre del ano inmediato anterior) constituidos conforme a las leyes de Mexico o (B) uno o mas bancos constituidos conforme a las leyes de Mexico (en el entendido que el monto total agregado de certificados de deposito, pagares bancarios y aceptaciones bancarias emitidas o garantizadas por alguno de los bancos referidos en este inciso (B), no debera exceder, en ningun momento, la cantidad de EU$100,000,000.00 (cien millones de Dolares 00/100) o su equivalente en Pesos), y, en cada caso, que no se encuentre intervenido o controlado por el Instituto para la Proteccion al Ahorro Bancario.

      (53) "LEY AMBIENTAL" significa, todas las leyes ambientales, de salud y de seguridad aplicables, incluyendo, sin limitacion, la Ley General del Equilibrio Ecologico y la Proteccion al Ambiente y sus reglamentos, la Ley de Aguas Nacionales y su Reglamento, la Ley General de Salud (en la medida en que se relacione con cuestiones ambientales), el Reglamento Federal de Seguridad, Higiene y Medio Ambiente en el Trabajo (en la medida en que se relacione con cuestiones ambientales), y todas las Normas Oficiales Mexicanas y leyes estatales que establezcan limites maximos permisibles para emisiones aereas contaminantes de fuentes fijas, descargas de aguas residuales contaminantes a cuerpos de agua
            o a sistemas de drenaje, requerimientos relativos al manejo, transporte y disposicion de cualesquiera materiales peligrosos y requerimientos relativos a desechos peligrosos y a la salud y seguridad en el trabajo.

      (54)  "MEXICO" significa los Estados Unidos Mexicanos.

      (55) "MOODY'S" significa Moody's Investors Service, Inc., y sus sucesores.

      (56) "NEGOCIO ADICIONAL" significa cualquier actividad de negocios de cualquier Persona que sea la emisora de Capital Social adquirido por la Acreditada o cualquiera de sus Subsidiarias a cambio de (i) Capital Social de la Acreditada o cualquiera de sus Subsidiarias o
            (ii) la prestacion de servicios de publicidad u otros servicios por parte de la Acreditada o cualquiera de sus Subsidiarias.

      (57) "NEGOCIO PRINCIPAL" significa actividades de negocios en la misma o razonablemente relacionada linea de negocios a la cual la Acreditada, sus Subsidiarias o Co-Inversiones (Joint Ventures) se encuentran dedicadas a la fecha de firma del presente Contrato.

      (58) "OFERTAS PUBLICAS DE COMPRA" significa las ofertas publicas de compra con margen fijo (con solicitudes de consentimiento de salida) de la Acreditada por sus 11-7/8 % Pagares Preferentes Serie B con vencimiento en 2006.

      (59) "OPERACION DE DERIVADOS EN EL MERCADO", significan las operaciones financieras derivadas, incluyendo, entre otros, las operaciones a futuro, de opcion o de swaps, sobre diversos activos subyacentes, incluyendo valores, tasas de referencia y divisas, celebradas con el proposito de cubrir un riesgo asociado con otros activos o pasivos.

      (60) "PAGARE" significa el pagare que suscriba y entregue la Acreditada a la orden del Banco en la Fecha de Disposicion, documentando la obligacion de la Acreditada de pagar al Banco la suma principal de dicha Disposicion y los intereses causados por la misma, en forma substancialmente igual a la del Anexo "A"

      (61) "PAGARES SENIOR" significa (i) los EU$200,000,000.00 de monto principal agregado a 8-5/8% Pagares Preferentes de la Acreditada con vencimiento en el 2005; (ii) los EU$300,000,000.00 de monto principal agregado a 8% Pagares Preferentes de la Acreditada con vencimiento en el 2011; y (iii) los EU$300,000,000.00 de monto principal agregado a 8.50% Pagares Preferentes de la Acreditada con vencimiento en el 2032, en cada caso emitidos de conformidad con el Senior Note Indenture.

      (62) "PAGOS RESTRINGIDOS" significa cualquier dividendo o cualquier otra distribucion (ya sea en efectivo, en valores o en cualquier otro bien o activo), pero excluyendo cualquier dividendo o cualquier otra distribucion de Capital Social u otros valores emitidos por, o cualquier bien o activo de, una Subsidiaria No Restringida o del producto (ya sea en efectivo, en valores o en cualquier otro bien o activo) derivado de la venta de la totalidad o de una porcion del Capital Social u otros valores emitidos por, o bienes o activos de, cualquier Subsidiaria No Restringida, en relacion con acciones de cualquier clase del Capital Social de la Acreditada o cualquiera de sus Subsidiarias Restringidas, o cualquier pago (ya sea en efectivo, en valores o en cualquier otro bien o activo), incluyendo cualquier fondo de reserva (sinking fund) o depositos similares, a cuenta de la compra, amortizacion, retiro, adquisicion, cancelacion o terminacion de cualesquiera de dichas acciones del Capital Social de la Acreditada o de cualquiera de sus Subsidiarias Restringidas o cualquier opcion, warrant u otro derecho para adquirir cualesquiera de dichas acciones del Capital Social de la Acreditada o de cualquiera de sus Subsidiarias Restringidas; en el entendido que (i) los Prestamos Permitidos a Empleados para Compra de Acciones o (ii) los dividendos pagaderos solamente en acciones representativas del Capital Social de la Acreditada o de cualquiera de sus Subsidiarias Restringidas, no seran considerados como Pagos Restringidos.

      (63) "PASIVOS TOTALES DE SUBSIDIARIAS RESTRINGIDAS" significa, en cualquier fecha, el monto total agregado de todos los Adeudos de Subsidiarias Restringidas a dicha fecha, segun se determine de conformidad con los PCGA, excluyendo (i) Adeudos Adquiridos y cualesquier extensiones, refinanciamientos, renovaciones o reemplazos de los mismos; (ii) Adeudos a cargo de una Subsidiaria Restringida y a favor de la Acreditada u otra Subsidiaria Restringida; y (iii) Adeudos garantizados mediante Gravamenes permitidos conforme al inciso (d) de la Clausula 4.02.

      (64) "PERIODO DE INTERESES" significa, cada periodo de 30 dias calendario, con base en el cual se calcularan los intereses que devengue el saldo insoluto de la suma principal del Credito, en el entendido de que (a) el primer Periodo de Intereses comenzara en la Fecha de Disposicion y terminara en el dia numericamente correspondiente en el mes calendario que sea 30 dias calendario despues de la misma, y (b) cada Periodo de Intereses subsecuente comenzara el ultimo dia del Periodo de Intereses inmediato anterior y terminara en el dia numericamente correspondiente en el mes calendario que sea 30 dias calendario despues de la misma; en el entendido, que todas las disposiciones anteriores relacionadas con Periodos de Intereses estan sujetas a lo siguiente: (i) si cualquier Periodo de Intereses termina en un dia que no sea un Dia Habil, dicho Periodo de Intereses terminara el Dia Habil inmediato anterior; y (ii) cualquier Periodo de Intereses que se encuentre vigente en cualquier fecha de pago de principal del Credito conforme a la Clausula 2.03, vencera precisamente en dicha fecha de pago de principal; y (iii) ningun Periodo de Intereses terminara despues de la ultima fecha de pago de principal prevista en la Clausula 2.03.

      (65) "PERIODO RESTRINGIDO" significa cualquier trimestre fiscal de la Acreditada en el que la proporcion de (i) la Deuda Total Consolidada en cualquier dia durante dicho trimestre a (ii) UAFIDA Consolidada por el periodo de los cuatro trimestres fiscales consecutivos de la Acreditada terminados inmediatamente antes de dicho trimestre fiscal, sea mayor de 3.25 (tres punto veinticinco) a 1.00 (uno).

      (66) "PCGA" significa, en la fecha de aplicacion respectiva, los principios de contabilidad generalmente aceptados en Mexico y consistentemente aplicados.

      (67) "PERSONA" significa, cualquier persona fisica o moral, fideicomiso, compania, sociedad civil o mercantil, asociacion, gobierno, dependencia o Autoridad Gubernamental o cualquier otra entidad de cualquier naturaleza.

      (68) "PESOS" y el signo de "$" significan, la moneda de curso legal en Mexico.

      (69) "PRESTAMOS PERMITIDOS A EMPLEADOS PARA COMPRA DE ACCIONES" significa aquellos prestamos, desembolsos u otros Adeudos incurridos para la compra de Capital Ordinario de la Acreditada que se realicen de conformidad con planes de opcion de compra de acciones o cualquier otro plan similar de beneficios para los trabajadores de la Acreditada o cualquiera de sus Subsidiarias o Co-Inversiones siempre que no excedan la cantidad insoluta acumulada de EU$100,000,000.00 (cien millones de Dolares 00/100) o su equivalente en Pesos, por todos aquellos prestamos, desembolsos u otros Adeudos.

      (70) "PRODUCTO DE EFECTIVO NETO DE CAPITAL SOCIAL" significa el monto en efectivo recibido por la Acreditada o cualquiera de sus Subsidiarias Restringidas (libres de descuentos y comisiones por colocacion) con posterioridad a la fecha de firma del presente Contrato derivado o al momento (sin duplicacion) (i) de la emision de Capital Social, u opciones, derechos o warrants para adquirir Capital Social de la Acreditada o de cualquiera de sus Subsidiarias Restringidas (distintos de los derechos de conversion asociados con Adeudos Convertibles), (ii) la conversion o intercambio de Adeudos Convertibles de la Acreditada o de cualquiera de sus Subsidiarias emitidos con posterioridad a la fecha de firma del presente Contrato, a Capital Social de la Acreditada o de cualquiera de sus Subsidiarias Restringidas (los cuales deberan incluir el monto en efectivo recibido al momento de la emision de cualquiera de dichos Adeudos Convertibles) o (iii) el ejercicio de opciones, derechos o warrants para adquirir Capital Social de la Acreditada o de cualquiera de sus Subsidiarias Restringidas.

      (71) "RECLAMACIONES AMBIENTALES" significa, todas y cualesquiera acciones, demandas, requerimientos, reclamaciones, Gravamenes, avisos de incumplimiento o violacion, investigaciones o procedimientos administrativos, regulatorios o judiciales que se relacionen de cualquier manera con cualquier Ley Ambiental o con cualquier permiso emitido en terminos de cualquier Ley Ambiental (en lo sucesivo "Reclamaciones"), incluyendo, sin limitacion (a) todas y cualesquiera Reclamaciones por parte de Autoridades Gubernamentales relativas a medidas de ejecucion, limpieza, remocion o reparacion, u otras acciones o danos en terminos de cualquier Ley Ambiental aplicable, y (b) todas y cualesquiera Reclamaciones por parte de cualquier tercero exigiendo danos, contribucion, indemnizacion, reembolso de gastos, compensacion o suspension que resulten de cualesquiera materiales peligrosos o que deriven de danos o amenaza de danos a la salud, a la seguridad o al medio ambiente.

      (72) "S&P": significa Standard & Poor's Ratings Services, una division de The McGraw-Hill Companies, Inc., y sus sucesores.

      (73) "SENIOR NOTE INDENTURE" significa el contrato denominado "Indenture" de fecha 8 de agosto de 2000, celebrado entre la Acreditada y el Bank of New York, como fiduciario, segun el mismo sea modificado o adicionado de tiempo en tiempo, el cual preve la emision de los Pagares Senior.

      (74) "SUBSIDIARIA" significa, respecto de cualquier Persona, cualquier sociedad civil o mercantil, asociacion, co-inversion (joint venture), sociedad de responsabilidad limitada, fideicomiso, patrimonio o cualquier otra Persona de la que (o en la que) mas del 50% (cincuenta por ciento) de (a) en caso de ser una sociedad, las acciones emitidas y en circulacion del Capital Social con derecho a voto; (b) en el caso de ser una sociedad de responsabilidad limitada, asociacion, o co-inversion (joint venture), las partes sociales o la participacion en el Capital Social o utilidades de dicha sociedad de responsabilidad limitada, asociacion o co-inversion (joint venture); o (c) en caso de ser un fideicomiso o figura similar, el derecho de participar en el patrimonio del mismo, es en ese momento, directa o indirectamente, sea propiedad de, o este controlado por (x) dicha Persona; (y) dicha Persona y una o mas de sus Subsidiarias; o (z) una o mas de las Subsidiarias de dicha Persona.

      (75) "SUBSIDIARIA MATERIAL" significa cualquier Subsidiaria de la Acreditada que sea una Subsidiaria Restringida y/o una Subsidiaria Significante.

      (76) "SUBSIDIARIA NO RESTRINGIDA" significa, (i) cada Subsidiaria de la Acreditada que no sea una Subsidiaria Restringida; (ii) cualquier Subsidiaria de la Acreditada que, al momento de determinacion, sea designada como una Subsidiaria No Restringida por el consejo de administracion de la Acreditada en la forma establecida mas adelante; y

            (iii) cualquier Subsidiaria de una Subsidiaria No Restringida. El consejo de administracion de la Acreditada podra designar a cualquier Subsidiaria Restringida (incluyendo cualquier Subsidiaria recien adquirida o constituida) como una Subsidiaria No Restringida, salvo que dicha Subsidiaria tenga alguna participacion en el capital social de, o que sea propietaria o titular de algun Gravamen sobre cualquier propiedad o activo de la Acreditada o cualquiera de sus Subsidiarias Restringidas; en el entendido que inmediatamente despues de dicha designacion no debera existir y continuar alguna Causa de Incumplimiento. Sujeto a lo previsto en el inciso (iii) anterior, el consejo de administracion de la Acreditada podra designar a cualquier Subsidiaria No Restringida como una Subsidiaria Restringida de la Acreditada; en el entendido que inmediatamente despues de dicha designacion no debera existir y continuar alguna Causa de Incumplimiento; en el entendido, ademas, que despues de una
            o varias escisiones de una o mas Subsidiarias No Restringidas, el consejo de administracion de la Acreditada debera designar ciertas Subsidiarias No Restringidas como Subsidiarias Restringidas en la medida en que dicha designacion sea necesaria para cumplir con las disposiciones previstas en los incisos (k), (l) y (m) de la Clausula
            4.01 del presente Contrato. Cualquiera de las designaciones del consejo de administracion de la Acreditada antes descritas debera hacerse constar ante el Banco mediante la entrega al Banco de una copia de la resolucion del consejo de administracion en la que se haya acordado y efectuado dicha designacion conforme a los terminos aqui establecidos, y dicha entrega sera considerada como una declaracion y garantia de la Acreditada en el sentido de que dicha designacion satisface los requerimientos aqui previstos.

      (77) "SUBSIDIARIA RESTRINGIDA" significa, (i) cada Subsidiaria de la Acreditada que se lista en el Anexo "B" del presente Contrato, segun dicho Anexo "B" sea adicionado o modificado de tiempo en tiempo por la Acreditada de acuerdo al procedimiento establecido en la definicion de "Subsidiaria No Restringida"; (ii) cualquier Subsidiaria de la Acreditada que sea designada como una Subsidiaria Restringida en la forma establecida en la definicion de "Subsidiaria No Restringida"; y (iii) cualquier Subsidiaria de una Subsidiaria Restringida, distinta de aquellas Subsidiarias designadas como "Subsidiarias No Restringidas" y en cada caso, sus respectivos sucesores, ya sea por fusion, consolidacion, escision o cualquier otra forma.

      (78) "SUBSIDIARIA SIGNIFICANTE" significa, en cualquier fecha de determinacion, cualquier Subsidiaria de la Acreditada que, conjuntamente con sus Subsidiarias, (i) represente, para el ejercicio social concluido mas reciente de la Acreditada, mas del 10% (diez por ciento) de los ingresos consolidados de la Acreditada y sus Subsidiarias o (ii) al final de dicho ejercicio social, era la propietaria de mas del 10% (diez por ciento) de los bienes y activos consolidados de la Acreditada y sus Subsidiarias, todo de conformidad con lo previsto en los estados financieros consolidados mas recientes disponibles de la Acreditada para dicho ejercicio social. Para los efectos previstos en los incisos (d), (e) y (i) de la Clausula 5.01 del presente Contrato, si ocurre y subsiste cualquiera de los eventos descritos en dichos incisos respecto de dos o mas Subsidiarias de la Acreditada que no sean Subsidiarias Significantes pero que al ser consideradas como un todo satisfagan uno o los dos requerimientos previstos en los incisos (i) y/o (ii) del enunciado inmediato anterior, entonces se considerara que dicho evento ha ocurrido respecto de una Subsidiaria Significante.

      (79) "TASA ORDINARIA" significa la tasa fija del 9.70% (nueve punto setenta por ciento anual)

      (80) "UAFIDA CONSOLIDADA" significa, para cualquier periodo, la suma (sin duplicacion) de la utilidad de operacion consolidada de la Acreditada y sus Subsidiarias Restringidas (determinada conforme a PCGA) para dicho periodo, antes de depreciacion y amortizacion.

      (81) "UDI" significa la unidad de cuenta, cuyo valor en Pesos se encuentra indexado a la inflacion de manera diaria, conforme a las variaciones en el Indice Nacional de Precios al Consumidor.

      (82) "VENTA DE ACTIVOS" significa cualquier venta, arrendamiento, cesion, transmision, o disposicion por parte de la Acreditada o cualquiera de sus Subsidiarias Restringidas a cualquier otra Persona distinta a la Acreditada o cualquiera de sus Subsidiarias Restringidas de (i) la totalidad o una parte sustancial del Capital Social de cualquier Subsidiaria Restringida, (ii) la totalidad o una parte sustancial de los bienes o activos de una unidad de operacion o de negocios de la Acreditada o de cualquiera de sus Subsidiarias Restringidas, (iii) cualquier otro bien o activo (incluyendo peliculas, programaciones, grabaciones de musica, revistas, videos o derechos con respecto a los mismos) de la Acreditada o cualquiera de sus Subsidiarias Restringidas, cuya venta, arrendamiento, cesion, transmision, o disposicion se realice fuera del curso ordinario de negocios de la Acreditada o dicha Subsidiaria Restringida, en el entendido que el termino Venta de Activos no incluira cualquier venta, arrendamiento, cesion, transmision, o disposicion (A) relacionada con inventario (distinto de peliculas, programaciones, grabaciones de musica, revistas, videos o derechos con respecto a los mismos), servicios (incluyendo servicios de publicidad), cuentas por cobrar y otros activos circulantes (distinto de peliculas, programaciones, grabaciones de musica, revistas, videos o derechos con respecto a los mismos), (B) a traves de dividendos u otras distribuciones con respecto al Capital Social de la Acreditada o cualquier Subsidiaria Restringida permitida conforme al inciso (e) de la Clausula 4.02,
            (C) a traves de Inversiones permitidas conforme a lo previsto en el inciso (f) de la Clausula 4.02, (D) a traves de Gastos de Capital permitidos conforme a lo previsto en el inciso (i) de la Clausula 4.02, (E) por la Acreditada o cualquier Subsidiaria Restringida de la Acreditada a favor de la Acreditada o cualquier otra Subsidiaria Restringida de la Acreditada;

            (F) que consista de un bien o activo que se ha vuelto inservible, obsoleto, danado o de cualquier otra manera inservible para el uso, en relacion con el negocio de la Acreditada o cualquier Subsidiaria Restringida, segun sea el caso, (G) de cualquier bien o activo, siempre y cuando el valor de mercado de dicho bien o activo, conjuntamente con el valor de mercado de cualquier bien o activo vendido, arrendado, transmitido, asignado o dispuesto por la Acreditada o cualquiera de sus Subsidiarias Restringidas durante el ejercicio social en el cual dicha Venta de Activos haya ocurrido, no exceda el 5% (cinco por ciento) de los activos totales consolidados de la Acreditada y sus Subsidiarias Restringidas al final del ejercicio social anterior inmediato o (H) relativo a licencias o derechos similares con respecto a programaciones, grabaciones de musica, peliculas y videos, siempre y cuando (i) la Acreditada o una Subsidiaria Restringida reciba una contraprestacion por los mismos que tenga un valor de mercado substancialmente equivalente al valor de mercado de la licencia o derechos similares vendidos, arrendados, transmitidos, asignados o dispuestos o (ii) dicha venta, arrendamiento, cesion, transmision o disposicion se efectue dentro del curso ordinario de negocios.

      1.02. Terminos Contables. Todos los terminos contables que no se definen expresamente en este Contrato, se interpretaran, y toda la informacion financiera que se deba proporcionar conforme a este Contrato se preparara, y, en su caso, se consolidara, de conformidad con los PCGA.

      1.03. Interpretacion de Terminos Definidos. (a) Los terminos definidos en esta Clausula Primera aplicaran tanto a la forma singular como al plural de dichos terminos. Cuando el contexto asi lo requiera, cualquier pronombre incluira la forma masculina, femenina o neutral correspondiente. Salvo que expresamente se establezca lo contrario, todas las referencias a numeros o letras de Clausulas, secciones, incisos o sub-incisos se refieren a Clausulas, secciones, incisos o sub-incisos de este Contrato, y todas las referencias a los Anexos se refieren a Anexos adjuntos e incorporados por referencia al presente Contrato. Se entendera que palabras (i) "en el presente", "del presente", "conforme al presente" "mas adelante en el presente" y palabras de significado similar hacen referencia a este Contrato en su conjunto y no a alguna Clausula, seccion, inciso o sub-inciso en particular del Contrato; (ii) "incluyen", "incluye" e "incluyendo" van seguidas de la frase "sin limitacion alguna", salvo que se establezca expresamente lo contrario; y (iii) "activo", "bien" y/o "propiedad" tienen el mismo significado y efecto y que se refieren a todos y cada uno de los activos, bienes y propiedades, tangibles e intangibles, incluyendo efectivo, Capital Social, valores, ingresos, cuentas, derechos de arrendamiento y contractuales. Asimismo, segun se utiliza en el presente Contrato, las cantidades en Dolares seguidas por la frase "o su equivalente en Pesos" se entenderan que se refieren al equivalente en Pesos, al tipo de cambio publicado por Banco de Mexico en el Diario Oficial de la Federacion en la fecha de determinacion aplicable.

      (b) Se considerara que cualquier referencia a (i) cualquier contrato, convenio o instrumento incluye la referencia a dicho contrato, convenio o instrumento segun el mismo sea modificado ya sea total o parcialmente o de cualquier otra forma reformado de tiempo en tiempo, y (ii) cualquier ley o reglamento incluye las reformas a los mismos de tiempo en tiempo o a cualquier ley o reglamento que los sustituya.

      1.04. Calculos de Periodos de Tiempo. En este Contrato, para calcular un periodo de tiempo de una fecha especifica a una fecha posterior especifica, la palabra "desde" significa "desde e incluyendo" y las palabras "a" y "hasta" significan "hasta pero excluyendo".

                                     SEGUNDA
              MONTO Y TERMINOS DE LA DISPOSICION; PAGO DEL CREDITO

      2.01. Disposicion. Las partes convienen en que la Acreditada podra disponer del monto total del Credito en la Fecha de Disposicion, de conformidad con los terminos y sujeto a las condiciones previstas en el presente Contrato; en el entendido de que la suma principal de la Disposicion no incluira cantidad alguna de intereses, comisiones, ni otras sumas pagaderas (excepto principal) por la Acreditada al Banco conforme a este Contrato y/o el Pagare.

      2.02. Forma de Hacer la Disposicion. (a) Cuando la Acreditada desee efectuar la Disposicion en terminos del presente, debera dar aviso por escrito al Banco con por lo menos 24 (veinticuatro) horas antes de la fecha propuesta para la Disposicion, en el entendido de que dicho aviso se considerara recibido en determinado dia unicamente si es entregado antes de las 11:00 A.M. (hora de la Ciudad de Mexico) de ese mismo dia. Dicho aviso (el "AVISO DE DISPOSICION") sera irrevocable y debera elaborarse por la Acreditada sustancialmente en la forma del Anexo "C", completado adecuadamente a efecto de especificar la Fecha de Disposicion propuesta (la cual debera ser un Dia Habil).

      (b) El Banco pondra el monto total del Credito a disposicion de la Acreditada mediante deposito en la cuenta de cheques numero 8700544843 CLABE:
002180087005448430 que la Acreditada tiene en la sucursal 870 de Banco Nacional de Mexico, S.A., Integrante del Grupo Financiero Banamex, precisamente en la Fecha de Disposicion, sujeto a (i) que todas las condiciones suspensivas que se establecen en la Clausula 3.01 del presente Contrato hayan sido debida y oportunamente cumplidas y satisfechas; y (ii) la entrega al Banco del Pagare negociable suscrito por la Acreditada en forma substancialmente igual a la del Anexo "A", a la orden del Banco, y por el monto principal del Credito, y (y) cualquier otro documento que el Banco, con anterioridad a la Fecha de Disposicion, hubiere solicitado por escrito a la Acreditada. La Acreditada conviene y reconoce que la suscripcion del Pagare no es y no debera ser considerada como pago del Credito.

      2.03. Pago del Credito. Amortizacion del Monto Principal del Credito. La Acreditada restituira al Banco la totalidad de la suma principal del Credito precisamente el Dia Habil siguiente al quinto aniversario de la Fecha de Disposicion.

      2.04. Amortizacion Anticipada Voluntaria.

      (a) La Acreditada podra pagar anticipadamente total o parcialmente el saldo insoluto del Credito, siempre y cuando cumpla con lo aqui previsto, a menos que el Banco renuncie por escrito al cumplimiento de una o varias de las condiciones y, ademas, cumpla con lo siguiente: (i) la Acreditada debera notificar irrevocablemente al Banco por escrito su intencion de pagar anticipadamente todo o parte del saldo insoluto del Credito, con por lo menos 5 (cinco) Dias Habiles de anticipacion a la fecha en que vaya a realizar el pago anticipado; (ii) todo pago anticipado sera de cuando menos $50,000,000.00 (cincuenta millones de Pesos), en el entendido de que dicho pago anticipado siempre debera ser en multiplos de $10,000,000.00 (diez millones de Pesos); (iii) conjuntamente con dicho pago anticipado, la Acreditada debera pagar al Banco el monto de la Comision por Pago Anticipado, en su caso; (iv) conjuntamente con el pago anticipado, la Acreditada debera pagar los intereses ordinarios vigentes, generados y no pagados en relacion con el importe del pago anticipado; (v) la Acreditada no podra volver a disponer de las cantidades pagadas anticipadamente; y (vi) el o los pagos anticipados seran aplicados en el orden establecido en la Clausula 2.08 (b) del presente Contrato.

      (b) Sin perjuicio de las demas estipulaciones aplicables a pagos anticipados, en el supuesto de que la Acreditada realice un pago anticipado, total o parcial, del saldo insoluto del Credito, la Acreditada estara obligada a rembolsar al Banco, en la misma fecha en que tenga lugar el pago anticipado (la "FECHA DE PAGO ANTICIPADO"), cualquier perdida o costo incurrido o en el que hipoteticamente pudiera haber incurrido el Banco que se derive del pago anticipado del Credito (la "COMISION POR PAGO ANTICIPADO").

      (c) En todo caso, la Comision por Pago Anticipado la determinara en forma concluyente el Agente de Calculo conforme a cualquiera de los metodos que a continuacion se indican, en el orden en que aparecen:

      Primero. La Comision por Pago Anticipado se determinara con base en el precio de cotizacion de la operacion correspondiente, en su caso, vigente en la Fecha de Pago Anticipado, que el Banco determine, con base en metodos o modelos de valuacion de Operaciones Derivadas en el Mercado que, a la fecha de la determinacion de la Comision por Pago Anticipado y en el desarrollo ordinario de sus operaciones, utilice el Banco, de conformidad con las disposiciones aplicables, las practicas financieras y las reglas de caracter general y particular del Banco de Mexico (la "DETERMINACION POR METODOLOGIA DE VALUACION"). Para hacer la Determinacion por Metodologia de Valuacion, el Banco debera seguir los siguientes principios:

      (i) La metodologia aplicable debera reconocer informacion relevante del mercado de que se trate, incluyendo, entre otros, tasas de interes, precios de mercado de determinados valores, rendimientos, curvas de rendimiento, volatilidades, diferenciales o margenes, o correlaciones: (x) proporcionada por uno o mas terceros, incluyendo proveedores de precios, otros intermediarios financieros, sin limitacion, o (y) obtenidas de fuentes internas (incluyendo cualquier sociedad relacionada del Banco), siempre que las mismas sean iguales a las utilizadas por el Banco en el curso ordinario de sus operaciones. En todo caso, la citada informacion debera corresponder a la fecha de la determinacion de la Comision por Pago Anticipado;

      (ii) La metodologia podra incorporar el costo de fondeo del Banco, siempre que el mismo no haya sido previamente incluido en la informacion previamente utilizada en la referida metodologia.

      (iii) La metodologia podra comprender la utilizacion de diferentes metodos de valuacion de Operaciones Derivadas en el Mercado, en funcion del tipo, complejidad, tamano o numero de las mismas.

      (iv) Para efectos de todo lo anterior, el Banco, como Agente de Calculo, mediante certificado que expida a la Acreditada, senalara, ademas de la Comision por Pago Anticipado, que debera cubrir la Acreditada, el procedimiento utilizado para su determinacion.

      Segundo. En caso de que la Acreditada objete por escrito y en forma razonada y fundada el certificado que expida el Agente de Calculo en los terminos anteriores dentro de los dos (2) Dias Habiles siguientes a que el Agente de Calculo lo expida y lo entregue a la Acreditada, el Banco determinara en forma concluyente quienes deben actuar como Agentes de Calculo Sustitutos y les pedira una cotizacion, siguiendo los mismos principios que para la Determinacion de la Metodologia por Valuacion, y el promedio de la Comision por Pago Anticipado que determinen los Agentes de Calculo Sustitutos sera la Comision por Pago Anticipado que se aplicara para efectos del presente Contrato, la cual sera obligatoria para las partes del presente Contrato.

      (d) Si la Acreditada objetara de cualquier forma la determinacion del Agente de Calculo y de los Agentes de Calculo Sustitutos o no hiciere el pago de la Comision por Pago Anticipado junto con el pago anticipado del Credito, el Banco tendra derecho a rehusar el pago anticipado del Credito y la Acreditada perdera el derecho a realizar pagos por anticipado del Credito.

      (e) El mismo procedimiento de que trata esta Clausula se aplicara para el caso de que los pagos anticipados sean resultado del vencimiento anticipado del Credito por una o varias de las Causas de Incumplimiento.

      (f) En caso de que como resultado del calculo de la Comision de Pago Anticipado, resulte una cantidad positiva a favor de la Acreditada, el Banco la reembolsara a la Acreditada dentro de los 5 (cinco) Dias Habiles siguientes a que el Banco reciba efectivamente el pago anticipado, en el entendido, sin embargo, que: (x) la Acreditada no podra compensar o retener cantidad alguna del pago anticipado por concepto de la Comision por Pago Anticipado que, en su caso, resulte a su favor; y (y) la Acreditada no tendra derecho a recibir, en su caso, la Comision por Pago Anticipado, en caso de que el pago anticipado sea resultado del vencimiento anticipado del Credito por una o varias de las Causas de Incumplimiento.

      (g) La Acreditada debera pagar al Banco, ademas de la Comision por Pago Anticipado, en la misma fecha en que haga el pago de esta, las cantidades que resulten a su cargo, en su caso, en los terminos de la Clausula 2.10 del Contrato.

      (h) En caso de Amortizacion Anticipada Voluntaria parcial conforme a lo previsto en esta clausula, la Acreditada debera suscribir y entregar al Banco nuevos Pagares, que sustituyan a los Pagares que esten en posesion del Banco en ese momento, que reflejen las cantidades prepagadas en dicha fecha. Contra la entrega de los nuevos Pagares al Banco, el Banco devolvera a la Acreditada los Pagares que esten en ese momento en su posesion, debidamente cancelados.

      (i) En caso de que, no obstante el pago anticipado del Credito conforme a lo previsto en la presente Clausula, la Acreditada tenga interes en continuar con la misma exposicion o perfil de tasa de interes, las partes utilizaran la misma metodologia de valuacion para celebrar, en su caso, la operacion que corresponda en terminos y condiciones aceptables para ambas partes.

      2.05. Intereses Ordinarios. (a) La Acreditada pagara al Banco, sin necesidad de previo requerimiento, intereses ordinarios sobre la suma principal insoluta del Credito, durante cada Periodo de Intereses, desde la Fecha de Disposicion hasta la fecha en que el monto principal insoluto del Credito sea pagado en su totalidad, pagaderos en cada Fecha de Pago de Intereses, a una tasa de interes anual igual a la Tasa Ordinaria.

      2.06. Intereses Moratorios. La suma principal vencida y no pagada de cualquier abono del Credito, causara intereses desde el dia siguiente al de su vencimiento hasta el de su pago total, a una tasa de interes anual igual en todo momento durante cada dia en que permanezca insoluta dicha cantidad al resultado de sumar 200 (doscientos) puntos base a la Tasa Ordinaria.

      2.07. Calculo de Intereses. Los intereses conforme a este Contrato y los Pagares, se calcularan sobre la base de un ano de 360 (trescientos sesenta) dias y el numero de dias que efectivamente transcurran, incluyendo el primero pero excluyendo el ultimo de dichos dias.

      2.08. Pagos. (a) Todos los pagos que deba hacer la Acreditada al Banco conforme a este Contrato y los Pagares, se haran al Banco a mas tardar a las 14:00 horas (hora de Mexico, Distrito Federal) en la fecha en que deban hacerse, mediante cargo automatico que realice el Banco a la siguiente cuenta de la Acreditada aperturada con el Banco: 00219827016, CLABE: 002180002198270163 o en cualquier otro lugar o forma que oportunamente informe el Banco a la Acreditada por escrito. La Acreditada en este acto instruye, faculta y autoriza irrevocablemente al Banco para que cargue contra la cuenta de la Acreditada referida anteriormente todos los pagos que deba hacer la Acreditada al Banco conforme a este Contrato y los Pagares.

      (b) Cualesquiera pagos efectuados por la Acreditada al Banco en relacion con el presente Contrato seran aplicados en el siguiente orden: (i) para el pago de cualesquiera Impuestos causados, (ii) para el pago de cualesquiera gastos y comisiones generados, (iii) para el pago de cualesquiera intereses moratorios adeudados, (iv) para el pago de cualesquiera intereses ordinarios adeudados, y
(v) para el pago de cualesquiera montos de principal pendientes de pago.

      2.09. Pagos y Periodos de Intereses que Venzan en Dias Inhabiles. Si cualquier pago debido conforme a este Contrato y/o los Pagares debiera hacerse en cualquier dia que no fuere un Dia Habil, dicho pago se hara en el Dia Habil inmediato anterior.

      2.10. Impuestos. (a) La Acreditada pagara al Banco todas las sumas de principal, intereses y otras sumas pagaderas conforme al presente Contrato y los Pagares, libres, exentas y sin deduccion por concepto o a cuenta, de cualquier Impuesto que grave dichas cantidades en la actualidad o en lo futuro, pagadero en cualquier jurisdiccion. Si en cualquier ocasion cualquier autoridad de cualquier jurisdiccion con derecho a ello impone, carga o cobra cualquier impuesto, derecho, contribucion, tributo, retencion, deduccion, carga, Gravamen u otra responsabilidad fiscal junto con intereses, recargos, sanciones, multas o cargos derivados de los mismos ("IMPUESTOS"), sobre o respecto a este Contrato o los Pagares, o a cualquier pago que deba hacerse conforme a los mismos, la Acreditada pagara a la autoridad fiscal correspondiente, por cuenta del Banco, el monto de cualquiera de dichos Impuestos, y pagara al Banco las cantidades adicionales que se requieran para asegurar que el Banco reciba la cantidad integra que hubiera recibido si no se hubiesen pagado o retenido dichos Impuestos, y entregara al Banco los recibos originales u otras constancias satisfactorias para el Banco, del pago de cualquier Impuesto, dentro de los 30 (treinta) dias siguientes a la fecha en que dicho Impuesto sea exigible y pagadero, conforme a las disposiciones legales aplicables; todo lo anterior, salvo que cualesquiera de dichos Impuestos deriven de la negligencia grave, dolo
o mala fe del Banco.

      (b) El Banco notificara de inmediato a la Acreditada de cualquier requerimiento, notificacion, demanda de pago o cualquier otro aviso que reciba el Banco de cualquier autoridad con respecto a los Impuestos, para que la Acreditada atienda con prontitud dicho requerimiento, notificacion demanda o aviso, pague dicho Impuesto y mantenga al Banco en paz y a salvo con respecto a dicho requerimiento, notificacion, demanda de pago o aviso, en el entendido de que, en tal caso, el Banco entregara a la Acreditada cualquier documento que el Banco posea o copia del mismo, que la Acreditada requiera con respecto de cualquier procedimiento relativo a dicho requerimiento, notificacion, demanda de pago o aviso.

      (c) Las obligaciones de la Acreditada conforme a esta Clausula 2.10 subsistiran a todas las demas obligaciones de la Acreditada conforme al presente Contrato y los Pagares.

      2.11. Comision por Apertura. La Acreditada debera pagar al Banco una comision por apertura de credito equivalente al 0.125% (cero punto ciento veinticinco por ciento) del monto del Credito, la cual sera pagada en la Fecha de Disposicion, para lo cual, la Acreditada en este acto autoriza expresa e irrevocablemente al Banco a deducir el monto de dicha comision del monto de la Disposicion en la Fecha de Disposicion.

                                     TERCERA
                         CONDICIONES PARA LA DISPOSICION

      3.01. Condiciones Previas a la Disposicion. La obligacion del Banco de realizar la Disposicion estara sujeta a la condicion de que el Banco haya recibido, en las fechas que a continuacion se indican, los siguientes documentos y que, en o con anterioridad a la Fecha de Disposicion, se hayan cumplido y satisfecho las siguientes condiciones suspensivas, en forma y fondo aceptables para el Banco y sus asesores legales:

      (a) El Banco debera haber recibido un tanto original del presente Contrato, debidamente firmado por la Acreditada;

      (b) El Banco debera haber recibido una copia certificada de las escrituras publicas (con datos de registro) que contengan el acta constitutiva de la Acreditada en la Fecha de Disposicion, y una copia de la escritura publica (sin datos de registro) que contenga los estatutos sociales vigentes a la fecha de este Contrato dentro de los 3 (tres) Dias Habiles siguientes a la Fecha de Disposicion;

      (c) El Banco debera haber recibido en la Fecha de Disposicion (i) una certificacion del Secretario del Consejo de Administracion de la Acreditada que incluya el extracto de las resoluciones del Consejo de Administracion de la Acreditada de fecha 28 de abril de 2004, en donde consten las autorizaciones y facultades de la Acreditada para suscribir el presente Contrato y el Pagare y para cumplir con las obligaciones establecidas en los mismos; y (ii) una copia certificada de las escrituras publicas (sin datos de registro) que acrediten la personalidad y facultades de las personas que suscriban en nombre y representacion de la Acreditada el presente Contrato y los Pagares, asi como los demas documentos que deban suscribirse conforme a los mismos, las cuales deberan ser entregadas en la Fecha de Disposicion;

      (d) El Banco debera haber recibido un certificado emitido por un funcionario autorizado de la Acreditada certificando que los funcionarios de la Acreditada cuyas firmas autografas aparezcan en el mismo estan autorizados para suscribir este Contrato y los Pagares, asi como los demas documentos y certificaciones que la Acreditada debera suscribir y entregar conforme al presente Contrato, el cual debera ser entregado al Banco en la Fecha de Disposicion. El Banco podra basarse en dicho certificado hasta en tanto reciba otro certificado emitido por un funcionario autorizado de la Acreditada cancelando o modificando el certificado anterior y sometiendo las firmas autografas de los funcionarios designados en dicho otro certificado;

      (e) Que las declaraciones de la Acreditada contenidas en el presente Contrato, sean ciertas, completas y correctas en todos sus aspectos en y a la Fecha de Disposicion como si dichas declaraciones hubieren sido realizadas en la Fecha de Disposicion;

      (f) Que en o antes de la Fecha de Disposicion, no haya ocurrido o subsista alguna Causa de Incumplimiento o evento que mediante notificacion o con el transcurso del tiempo, o ambos, constituiria una Causa de Incumplimiento;

      (g) Que el Banco haya recibido, antes de la Fecha de Disposicion, el Pagare suscrito por la Acreditada a la orden del Banco, documentando el Credito;

      (h) Que no haya ocurrido o subsista cualquier evento o condicion en o antes de la Fecha de Disposicion que, segun lo determine el Banco de buena fe, tenga o pueda tener un efecto adverso de importancia en los negocios, activos, responsabilidades o condicion (financiera o de cualquier otra naturaleza) de la Acreditada que pueda afectar el resultado de las operaciones o proyectos de la Acreditada, o la capacidad de la Acreditada para pagar sus obligaciones conforme al presente Contrato y los Pagares;

      (i) El Banco debera haber recibido de la Acreditada el pago de todos y cada uno de las comisiones, honorarios, gastos y demas costos del Banco, asi como los honorarios y gastos de sus asesores legales a mas tardar dentro de los 10 (diez) dias naturales siguientes a la Fecha de Disposicion; en el entendido, sin embargo, de que la comision por apertura prevista en la Clausula 2.11 debera ser pagada por la Acreditada al Banco en la Fecha de Disposicion; y

      (j) El Banco debera haber recibido cualesquier otros documentos, autorizaciones u opiniones que requiera a su entera discrecion.

                                     CUARTA
                       OBLIGACIONES DE HACER Y DE NO HACER

      4.01. Obligaciones de Hacer de la Acreditada. Mientras cualquier Pagare permanezca insoluto en todo o en parte, y mientras la Acreditada tenga cualquier obligacion conforme a este Contrato, a menos que el Banco consienta por escrito en lo contrario, la Acreditada se obliga a:

      (a) Cumplimiento de Leyes. Cumplir, y hacer que cada una de sus Subsidiarias Restringidas cumplan, en todos los aspectos de importancia, con todas las leyes, reglas, reglamentos y ordenes aplicables (incluyendo Leyes Ambientales), incluyendo, sin limitacion, el pago a su vencimiento de todos los Impuestos a cargo de la Acreditada o dichas Subsidiarias Restringidas o que se generen sobre sus respectivos bienes, excepto, (i) respecto a dichas leyes, reglas, reglamentos y ordenes aplicables (incluyendo Leyes Ambientales), en la medida en que el incumplimiento de las mismas no pueda tener, en lo individual o de manera conjunta, un efecto adverso y de importancia en los negocios, operaciones o propiedades de la Acreditada o de sus Subsidiarias Restringidas; y
(i) respecto de dichos Impuestos, en la medida en que sean impugnados de buena fe mediante procedimientos apropiados, iniciados y conducidos oportuna y diligentemente, y para los cuales la Acreditada o la Subsidiaria Restringida correspondiente, segun sea el caso, establezca reservas adecuadas de conformidad con los PCGA.

      (b) Personalidad Juridica y Conduccion de Negocios. La Acreditada continuara dedicandose al mismo tipo de actividades y negocios a los que actualmente se dedica, y conservara y mantendra, y hara que cada una de sus Subsidiarias Restringidas conserve y mantenga, su existencia legal, derechos, (ya sean estatutarios o legales), licencias, autorizaciones, permisos, avisos, registros y franquicias que sean considerados relevantes para sus negocios; en el entendido que ni la Acreditada, ni sus Subsidiarias Restringidas estaran obligadas a mantener su existencia legal en relacion con una fusion o consolidacion realizada de conformidad con lo establecido en la Clausula 4.02
(a); y en el entendido, ademas, que ni la Acreditada, ni sus Subsidiarias Restringidas estaran obligadas a conservar cualquier derecho o franquicia si la Acreditada o cualquiera de dichas Subsidiarias Restringidas a su juicio, de buena fe, determinan que la conservacion de estas no tiene ningun beneficio para la Acreditada o para cualquiera de sus Subsidiarias Restringidas, segun sea el caso, y que de la perdida de dicho derecho o franquicia no pueda esperarse que tenga una consecuencia adversa.

      (c) Requisitos de Informar. Proporcionar al Banco:

(i) tan pronto como esten disponibles, pero en todo caso dentro de los 180 (ciento ochenta) dias siguientes al cierre de cada ejercicio social, una copia de sus estados financieros auditados consolidados correspondientes a dicho ejercicio social, que incluyan el balance general, los estados de resultados, individuales y consolidados, de cambios en la situacion financiera y de variaciones en el capital contable para dicho ejercicio social, de acuerdo con PCGA.

(ii) Tan pronto como esten disponibles, pero en todo caso dentro de los 90 (noventa) dias siguientes al cierre de cada trimestre de cada ejercicio social (excluyendo el cuarto trimestre calendario), su balance al final de dicho trimestre, y estados de resultados por dicho trimestre y por el periodo iniciado al final del ejercicio social anterior y terminado al cierre de dicho trimestre, en su caso consolidados de acuerdo con PCGA, certificados por un Vicepresidente Ejecutivo, el Vicepresidente de Administracion y Finanzas, el Vicepresidente de Contraloria, el Vicepresidente de Administracion Corporativa o el Vicepresidente de Financiamiento Corporativo de la Acreditada;

(iii) Tan pronto como sea posible pero en todo caso dentro de los 5 (cinco) Dias Habiles siguientes a la fecha en que la Acreditada tenga o deba tener conocimiento de la existencia de cualquier Causa de Incumplimiento o evento que mediante aviso o por el transcurso de tiempo o ambos constituiria una Causa de Incumplimiento, una constancia firmada por un Vicepresidente Ejecutivo, el Vicepresidente de Administracion y Finanzas, el Vicepresidente de Contraloria, el Vicepresidente de Financiamiento Corporativo, el Vicepresidente de Administracion Corporativa o un Vicepresidente Juridico de la Acreditada indicando los detalles de dicha Causa de Incumplimiento o evento, y las medidas que se han tomado o que se proponen tomar al respecto;

(iv) Tan pronto como se inicie, pero en todo caso dentro de los 5 (cinco) Dias Habiles siguientes al emplazamiento o notificacion de cualquier accion, demanda o procedimiento administrativo, arbitral o judicial en la que la Acreditada o cualquiera de sus Subsidiarias Restringidas sea parte y que pueda tener, en lo individual o de manera conjunta, un efecto adverso y de importancia en los negocios, operaciones o propiedades de la Acreditada o de sus Subsidiarias Restringidas, una notificacion firmada por algun funcionario autorizado de la Acreditada describiendo la naturaleza de dicha accion, demanda o procedimiento y las medidas que se han tomado o que se proponen tomar al respecto;

(v) Tan pronto como este disponible, pero en todo caso dentro de los 15 (quince) Dias Habiles siguientes a la fecha de firma del presente Contrato, una copia certificada de la escritura publica que contenga las resoluciones del Consejo de Administracion de la Acreditada de fecha 28 de abril de 2004, en donde consten las autorizaciones y facultades de la Acreditada para suscribir el presente Contrato y el Pagare y para cumplir con las obligaciones establecidas en los mismos; y

      (vi) Cualquier otra informacion relativa a la situacion financiera u operaciones o de cualquier otra naturaleza de la Acreditada y/o de cualquiera de sus Subsidiarias Restringidas, que sea solicitada razonablemente en cualquier momento por el Banco.

      (d) Seguros. Obtener y mantener vigentes y hacer que cada una de sus Subsidiarias Restringidas obtengan y mantengan vigentes, seguros adecuados en relacion con sus activos, cubriendo los riesgos y hasta por los importes que se requieran conforme a procedimientos administrativos adecuados, considerando la naturaleza de los negocios de la Acreditada y de sus Subsidiarias Restringidas y la ubicacion de los activos asegurados.

      (e) Contabilidad. Mantener y hacer que cada una de sus Subsidiarias Restringidas mantenga libros y registros de contabilidad en forma tal que reflejen fielmente su posicion financiera y los resultados de sus operaciones, de acuerdo con los PCGA.

      (f) Derechos de Inspeccion. A solicitud del Banco (a traves del ejecutivo de relacion correspondiente) con por lo menos 7 (siete) dias de anticipacion, permitir que los representantes designados por escrito por el Banco inspeccionen los registros contables y/o propiedades de la Acreditada y de cualquiera de sus Subsidiarias Restringidas durante dias y horas habiles.

      (g) Impuestos. Pagar y hacer que cada una de sus Subsidiarias Restringidas paguen, antes de incurrir en mora, (i) todos los impuestos, contribuciones, derechos y cargas gubernamentales que les sean determinados, impuestos o exigidos, y (ii) todas las reclamaciones que sean hechas conforme a derecho, cuya falta de pago, por ministerio de ley o por cualquier otro motivo, resulte en un Gravamen sobre los bienes de la Acreditada o de sus Subsidiarias Restringidas, salvo que de la falta de pago no pueda esperarse razonablemente un efecto adverso importante sobre la condicion financiera o las operaciones de la Acreditada o de sus Subsidiarias Restringidas; en el entendido, sin embargo, que ni la Acreditada ni sus Subsidiarias Restringidas estaran obligadas a pagar o hacer que sean pagados cualesquier impuestos, cargas o reclamaciones que sean impugnadas de buena fe y mediante procedimientos apropiados, y respecto de las cuales se mantengan reservas adecuadas.

      (h) Cumplimiento de Obligaciones. Cumplir y pagar, y hacer que cada una de sus Subsidiarias Restringidas cumplan y paguen con todas sus obligaciones en terminos de cada contrato, hipoteca, garantia y demas instrumentos de deuda por los cuales estuvieran obligadas, con excepcion de aquellas obligaciones (i) cuyo monto o validez este siendo impugnado de buena fe por medio de procedimientos apropiados y para los cuales se han establecido las reservas adecuadas conforme a la legislacion aplicable, y (ii) cuya falta de pago pendiente por dicha impugnacion no pudiera esperarse, de manera razonable, que tendra un efecto adverso importante en los negocios, activos, responsabilidades, condicion (financiera o de cualquier otra naturaleza), licencias, operacion o proyectos de la Acreditada o de cualquiera de sus Subsidiarias Restringidas o en la capacidad de la

Acreditada de pagar el Credito o cumplir con las obligaciones que le derivan de este Contrato y/o los Pagares.

      (i) Destino de los Fondos. Destinar los recursos del Credito para los fines que se contemplan en la Declaracion I (q).

      (j) Prelacion. Asegurarse y hacer todo lo necesario a fin de que las obligaciones de la Acreditada bajo el presente Contrato y los Pagares (i) constituyan en todo momento deuda incondicional e insubordinada de la Acreditada; y (ii) tengan por lo menos la misma prelacion de pago respecto de cualquiera otra deuda quirografaria e insubordinada, presente o futura, de la Acreditada.

      (k) Indice de Endeudamiento. Mantener en todo momento durante la vigencia de este Contrato, un Indice de Endeudamiento no mayor de 4.00 (cuatro punto dos ceros) a 1.00 (uno punto dos ceros).

      (l) Indice de Cobertura de Intereses. Mantener en todo momento durante la vigencia de este Contrato, un Indice de Cobertura de Intereses no menor de 2.50 (dos punto cincuenta) a 1 (uno).

      (m) Capital Contable Consolidado Minimo. Mantener, al final de cada trimestre de la Acreditada, un Capital Contable Consolidado no menor al 75% (setenta y cinco por ciento) del Capital Contable Consolidado al 31 de diciembre de 2000, cuyo importe debera ser ajustado para reconocer los efectos inflacionarios desde el 31 de diciembre de 2000 a la fecha en que se realice el calculo correspondiente, de conformidad con el Indice Nacional de Precios al Consumidor (o cualquier indice que lo sustituya) publicado por el Banco de Mexico).

      4.02. Obligaciones de No Hacer de la Acreditada. Mientras cualquier Pagare permanezca insoluto en todo o en parte, y mientras la Acreditada tenga cualquier obligacion conforme a este Contrato, a menos que el Banco consienta por escrito en lo contrario, la Acreditada se obliga a:

      (a) Fusion, Escision, Etc. No fusionarse, consolidarse, escindirse, liquidarse o disolverse (o permitir su liquidacion o disolucion), o permitir que sus Subsidiarias Restringidas se fusionen, consoliden, escindan, liquiden o disuelvan (o que sus Subsidiarias Restringidas permitan su liquidacion o disolucion), excepto que: (i) cualquier Subsidiaria de la Acreditada se podra fusionar o consolidar en o con (A) la Acreditada, en la medida en que la Acreditada sea la sociedad fusionante o sobreviviente, o (B) cualquier otra Subsidiaria de la Acreditada (incluyendo cualquier Persona que se convierta en Subsidiaria de la Acreditada como resultado de dicha fusion o consolidacion);
(ii) la Acreditada o cualquiera de sus Subsidiarias Restringidas se podra fusionar o consolidar con cualquier otra Persona siempre y cuando (A) en el caso de una fusion o consolidacion de la Acreditada o una Subsidiaria Restringida, la Acreditada o dicha Subsidiaria Restringida debera ser la sociedad fusionante o sobreviviente, y (B) no debera existir y subsistir ninguna Causa de Incumplimiento o algun evento o condicion que, mediante aviso o por el transcurso del tiempo o ambos, pudiera constituir una Causa de Incumplimiento despues de dar efecto a dicha fusion o consolidacion; (iii) cualquier Subsidiaria Restringida se podra fusionar o consolidar con cualquier Persona mediante una adecuada contraprestacion a la Acreditada y sus Subsidiarias Restringidas consistente en una o mas Inversiones o cantidades de efectivo permitidas por el inciso (f) de esta Clausula 4.02.

      (b) Cambios en la Naturaleza de los Negocios. No hacer o permitir que la Acreditada y sus Subsidiarias Restringidas cambien de manera importante el giro
o naturaleza de sus Negocios Principales.

      (c) Venta de Activos Fijos. No vender, arrendar, ceder, transferir, o de cualquier otra manera disponer, o permitir que sus Subsidiarias Restringidas vendan, den en arrendamiento, cedan, transfieran, o de cualquier otra manera dispongan, en una operacion o serie de operaciones (sin limitar lo previsto en el inciso (a) de esta Clausula 4.02), cualquiera de sus respectivos bienes o activos, ya sea presentes o futuros (incluyendo sin limitacion, cuentas por cobrar y derechos de arrendamiento), excepto por ventas, arrendamientos, cesiones, transmisiones o disposiciones (i) realizadas dentro del curso ordinario de negocios de la Acreditada o dicha Subsidiaria Restringida; (ii) realizadas via dividendos u otras distribuciones respecto del Capital Social de la Acreditada o cualquiera de sus Subsidiarias Restringidas, los cuales se encuentren permitidos conforme a lo previsto en el inciso (e) de esta Clausula 4.02; (iii) realizadas via Inversiones permitidas conforme a lo previsto en el inciso (f) de esta Clausula 4.02; y (iv) respecto de cualquier otro bien o activo, siempre y cuando el valor de mercado de todos aquellos otros bienes o activos arrendados, cedidos, transferidos, o de cualquier otra manera transmitidos por la Acreditada y sus Subsidiarias Restringidas durante el ejercicio social en el cual dicha venta, arrendamiento, cesion, transferencia o transmision ocurrio, no exceda del 5% (cinco por ciento) de la totalidad de los bienes y activos consolidados de la Acreditada y sus Subsidiarias Restringidas, segun lo previsto en el balance general de la Acreditada para el periodo concluido al 31 de diciembre del ejercicio social inmediato anterior. No obstante lo previsto en este inciso (c), cualquier Subsidiaria de la Acreditada podra vender, ceder, transferir o de cualquier otra manera disponer de todos o cualquier parte de sus bienes y activos (ante una liquidacion voluntaria o por cualquier otro motivo) en favor de la Acreditada o cualquier Subsidiaria Restringida de la Acreditada (incluyendo cualquier persona que se convierta en una Subsidiaria Restringida en virtud de dicha venta, cesion, transferencia o disposicion).

      (d) Gravamenes. No crear, constituir o permitir la existencia de cualquier Gravamen de cualquier naturaleza sobre cualquiera de sus propiedades o activos, ya sea presentes o futuros, o los de sus Subsidiarias Restringidas, excepto por:

      (i) Gravamenes sobre bienes o activos de la Acreditada o de sus Subsidiarias Restringidas, creados o constituidos en favor del Banco;

      (ii) Gravamenes sobre bienes o activos de una Subsidiaria Restringida, creados o constituidos por dicha Subsidiaria Restringida en favor de la Acreditada o de una Subsidiaria Restringida totalmente propiedad de la Acreditada, a efecto de garantizar Adeudos en favor de la Acreditada o de dicha Subsidiaria Restringida;

      (iii) otros Gravamenes; en el entendido de que el monto principal insoluto del Adeudo garantizado por Gravamenes creados o constituidos conforme a este sub-inciso (iii), determinado en la fecha en que se incurrio dicho Adeudo, no podra exceder, de manera conjunta (en la fecha en que dicho Gravamen fue creado), 15% (quince por ciento) de los Activos Tangibles Ajustados Consolidados de la Acreditada y sus Subsidiarias Restringidas en dicha fecha;

      (iv) Gravamenes Permitidos; o

      (v) Gravamenes sobre bienes o activos de la Acreditada que garanticen el cumplimiento de obligaciones impuestas por ministerio de ley y obligaciones analogas, garantias procesales, fianzas procesales y fianzas de cumplimiento, en cada caso, asumidas, incurridas u otorgadas en el curso ordinario de negocios de la Acreditada o cualquiera de sus Subsidiarias Restringidas;

      (vi) Gravamenes sobre los frutos derivados de bienes o activos que esten sujetos a algun Gravamen de los descritos en los sub-incisos (i) a (v) anteriores.

Para determinar los Activos Tangibles Ajustados Consolidados de la Acreditada y sus Subsidiarias Restringidas para los efectos del sub-inciso (iii) anterior,
(x) cada Subsidiaria Restringida, respecto de la cual mas del 15% (quince por ciento) de las acciones comunes representativas de su Capital Social coticen publicamente en un mercado de valores legitimo o en un sistema de cotizacion automatizado (un "mercado") por mas de 50 (cincuenta) dias, sera excluida del balance general consolidado de la Acreditada y sus Subsidiarias Restringidas y
(y) los Activos Tangibles Ajustados Consolidados de la Acreditada y sus Subsidiarias Restringidas (segun sean reducidos conforme al inciso (x) anterior) seran incrementados por un monto equivalente (i)(a) al precio de cierre promedio por accion de dichas acciones comunes en dicho mercado durante los 50 (cincuenta) dias de cotizacion anteriores a la constitucion de dicho Gravamen, multiplicado por (b) el numero de acciones comunes representativas del Capital Social de dicha Subsidiaria Restringida de la clase registrada en dicho mercado, de las cuales sea titular la Acreditada y sus Subsidiarias Restringidas en la fecha en que se constituyo dicho Gravamen, mas (ii) el valor en libros de cualesquier otras acciones representativas del Capital Social de dicha Subsidiaria Restringida de las cuales sea titular la Acreditada y sus Subsidiarias Restringidas en dicha fecha.

      (e) Pagos Restringidos. Durante cualquier Periodo Restringido, la Acreditada no debera declarar o realizar, y no permitira que sus Subsidiarias Restringidas declaren o realicen, Pagos Restringidos por un monto total agregado por dicho Periodo Restringido y todos los demas Periodos Restringidos durante el periodo de tres trimestres fiscales consecutivos de la Acreditada terminados inmediatamente antes de dicho Periodo Restringido que exceda, lo que resulte mayor, de (i) 20% (veinte por ciento) de UAFIDA Consolidada por el periodo de los cuatro trimestres fiscales consecutivos terminados inmediatamente antes de dicho Periodo Restringido y (ii) EU$30,000,000.00 (treinta millones de Dolares 00/100) o su equivalente en Pesos; en el entendido que el monto total agregado de Pagos Restringidos que podran ser declarados o realizados durante cualquier Periodo Restringido se incrementara por el monto de los Pagos Restringidos que pudieron haber sido realizados en Periodos Restringidos anteriores (incluyendo en virtud de esta disposicion) pero que no se hayan realizado. No obstante lo anterior, la Acreditada podra en cualquier caso (x) pagar o permitir que Subsidiarias Restringidas paguen dividendos que hayan sido declarados durante un periodo que no era un Periodo Restringido, (y) realizar Pagos Restringidos que no excedan el Producto de Efectivo Neto de Capital

Social menos el monto de dicho producto utilizado para realizar Inversiones permitidas bajo el inciso (f)(v) de esta Clausula 4.02 o Gastos de Capital permitidos conforme al segundo enunciado del inciso (i) de esta Clausula 4.02 y
(z) sujeto a lo previsto en el inciso (f)(vii) de esta Clausula 4.02, para (i) pagar un dividendo o realizar una distribucion (ya sea en efectivo, valores u otros bienes o activos) del Capital Social de una o mas Subsidiarias No Restringidas a los accionistas de la Acreditada, y, en relacion con el mismo,
(ii) pagar dividendos o realizar otras distribuciones de efectivo y/o bienes o activos a dichos accionistas por un monto total agregado de hasta EU$600,000,000.00 (seiscientos millones de Dolares 00/100) o su equivalente en Pesos, menos el monto total agregado de cualesquiera Inversiones realizadas con anterioridad conforme a dicho inciso (f)(vii) de esta Clausula 4.02.

      (f) Inversiones. No realizar Inversiones o permitir que sus Subsidiarias Restringidas realicen Inversiones, excepto por:

      (i) Inversiones realizadas por la Acreditada y sus Subsidiarias Restringidas durante cualquier ejercicio social en una cantidad acumulada que no exceda el monto de EU$25,000,000.00 (veinticinco millones de Dolares 00/100) o su equivalente en Pesos, comenzando a partir del ejercicio social del 2001, en el entendido que el monto de las Inversiones que podran ser realizadas en cualquier ejercicio social de conformidad con este inciso (f)(i) se incrementara en una cantidad equivalente al monto de las Inversiones que pudieron haber sido realizadas en ejercicios sociales anteriores de conformidad con este inciso (f)(i) (incluyendo en virtud de esta disposicion o cualquier reduccion neta en el monto de dichas Inversiones derivada de la aplicacion del ultimo enunciado del ultimo parrafo de este inciso (f)) pero que no se hayan efectuado; en el entendido, sin embargo, que, a partir del ejercicio social del 2004, la Acreditada no podra, en ningun caso, acumular el monto de Inversiones no realizadas por mas de 5 (cinco) anos consecutivos.

      (ii)  Inversiones Permitidas;

      (iii) Inversiones en la Acreditada o en cualquier Subsidiaria Restringida;

      (iv) Inversiones realizadas por la Acreditada y sus Subsidiarias Restringidas en una Co-Inversion o una Subsidiaria No Restringida si
            (A) la cantidad acumulada de dichas Inversiones realizadas durante cualquier periodo de cuatro trimestres fiscales consecutivos de la Acreditada no excede de una cantidad equivalente al 35% (treinta y cinco por ciento) de UAFIDA Consolidada por el periodo de los cuatro trimestres fiscales consecutivos terminados inmediatamente antes de dicha Inversion, (B) dicha Co-Inversion o Subsidiaria No Restringida se dedique a un Negocio Principal; y (C) inmediatamente antes de llevar a cabo cada una de dichas Inversiones y despues de dar efecto a las mismas, no exista o subsista una Causa de Incumplimiento o algun evento o condicion que, mediante aviso o por el transcurso del tiempo o ambos, pudiera constituir una Causa de Incumplimiento; en el entendido de que el monto de las Inversiones que podran ser realizadas en cualquier periodo de conformidad con este inciso (f)(iv) se incrementara en una cantidad equivalente al monto de las Inversiones que pudieron haber sido realizadas en periodos anteriores de conformidad con este inciso
      (f)(iv) (incluyendo en virtud de esta disposicion o cualquier reduccion neta en el monto de dichas Inversiones derivada de la aplicacion del ultimo enunciado del ultimo parrafo de este inciso (f)) pero que no se hayan efectuado; en el entendido, sin embargo, que, a partir del ejercicio social del 2004, la Acreditada no podra, en ningun caso, acumular el monto de Inversiones no realizadas por mas de 5 (cinco) anos consecutivos;

(v) Inversiones realizadas por la Acreditada y sus Subsidiarias Restringidas por un monto total agregado que no exceda el Producto Neto de Efectivo de Capital Social menos el monto de dicho producto utilizado para realizar Pagos Restringidos permitidos conforme al segundo enunciado del inciso (e) de esta Clausula 4.02 o Gastos de Capital permitidos conforme al segundo enunciado del inciso (i) de esta Clausula 4.02;

(vi)  Inversiones de Negocios Adicionales; y

(vii) sin duplicacion de cualesquiera montos, en efectivo y/o bienes o activos, pagados como dividendos o distribuciones bajo el inciso (e), parrafo (z) de esta Clausula 4.02, Inversiones, en adicion a las permitidas por el sub-inciso (iv) anterior, por un monto total agregado de hasta EU$600,000,000 (seiscientos millones de Dolares 00/100) o su equivalente en Pesos (ya sea en efectivo o en bienes o activos), realizadas (x) en una
      o mas Subsidiarias No Restringidas en anticipacion de (I) una o mas escisiones de dichas Subsidiarias No Restringidas o Subsidiarias y/o (II) la inversion de dichas Subsidiarias No Restringidas o Subsidiarias en el Capital Social de cualquier otra Persona y/o (y) por una o mas Subsidiarias Restringidas en el Capital Social de cualquier otra Persona; en el entendido que (A) dichas Inversiones se realicen con el proposito de invertir en uno o mas negocios existentes de la Acreditada y sus Subsidiarias a la fecha de firma del presente Contrato y (B) inmediatamente despues de que se efectue dicha escision u otra Inversion, no debera existir y continuar una Causa de Incumplimiento o algun evento o condicion que, mediante aviso o por el transcurso del tiempo o ambos, pudiera constituir una Causa de Incumplimiento y, de conformidad con la misma, la Acreditada debera designar ciertas Subsidiarias No Restringidas como Subsidiarias Restringidas, en la medida en que dicha designacion sea necesaria para mantener el cumplimiento de las disposiciones previstas en los incisos (k), (l) y (m) de la Clausula 4.01 del presente Contrato.

      Para cumplir con las disposiciones previstas en el inciso (f) de la presente Clausula 4.02, en caso de que una Inversion cumpla con los criterios de mas de uno de los tipos de Inversiones descritas en los sub-incisos del inciso
(f) anterior, la Acreditada, a su entera discrecion, debera clasificar dicha Inversion y solamente tendra la obligacion de incluir el monto y tipo de dicha Inversion en uno de dichos sub-incisos. Cualquier Inversion realizada inicialmente de conformidad con cualquiera de los sub-incisos del inciso (f) anterior podra ser tratada en cualquier momento, y a la entera discrecion de la Acreditada, como una Inversion realizada de conformidad con un sub-inciso distinto, siempre y cuando el monto principal insoluto de dicha Inversion, en el momento de cualquier reclasificacion, pudiera haber sido realizada de conformidad con dicho otro sub-inciso. El monto de cualquier Inversion en cualquier momento sera considerado como equivalente al monto de dicha Inversion en la fecha que haya sido realizada, menos un monto equivalente a la reduccion neta en dicha Inversion derivada de pagos de intereses de Adeudos, dividendos, pagos de creditos o prestamos, u otras transferencias de activos, en cada caso, a la Acreditada o a cualquiera de sus Subsidiarias Restringidas, o por redesignaciones de Subsidiarias No Restringidas como Subsidiarias Restringidas (en cada caso, valuadas segun se establece en la definicion de "Inversiones"), que no excedan el monto de Inversiones previamente realizadas por la Acreditada
o por cualquiera de sus Subsidiarias Restringidas, en dicha Persona.

      (g) Operaciones con Afiliadas. No llevar a cabo o permitir que sus Subsidiarias Restringidas lleven a cabo cualquier operacion o serie de operaciones relacionadas con cualquiera de sus Afiliadas, salvo (i) en terminos y condiciones por lo menos igual de favorables para la Acreditada o dicha Subsidiaria Restringida que los que obtendria la Acreditada o dicha Subsidiaria Restringida en ese momento en una operacion comparable en terminos de mercado con una persona que no fuera una Afiliada o una parte relacionada; y (ii) operaciones entre la Acreditada y sus Subsidiarias Restringidas. Las limitaciones previstas en este inciso (g) no limitan, y no aplicaran a (A) una operacion o serie de operaciones relacionadas cuya contraprestacion no exceda de EU$10,000,000.00 (diez millones de Dolares 00/100) o su equivalente en Pesos;
(B) una operacion o serie de operaciones relacionadas solamente entre la Acreditada y cualquiera de sus Subsidiarias o Afiliadas controladas (excluyendo Subsidiarias o Afiliadas controladas en las cuales cualquier Accionista Existente sea propietario de Capital Social que represente mas del 5% (cinco por ciento) del valor economico o poder de voto de todo el Capital Social de dicha Subsidiaria o Afiliada controlada) o solamente entre Subsidiarias o Afiliadas controladas (excluyendo Subsidiarias o Afiliadas controladas en las cuales cualquier Accionista Existente sea propietario de Capital Social que represente mas del 5% (cinco por ciento) del valor economico o poder de voto de todo el Capital Social de dicha Subsidiaria o Afiliada controlada); (C) el pago de honorarios razonables y en terminos de mercado a directores o consejeros de la Acreditada o sus Subsidiarias Restringidas; (D) cualesquier pagos u otras operaciones conforme a cualquier convenio de solidaridad para el pago de impuestos entre la Acreditada y cualquier otra Persona con la cual la Acreditada presente una declaracion de impuestos consolidada o con la cual la Acreditada sea parte de un grupo consolidado para efectos fiscales; (E) cualesquier pagos u otras operaciones respecto a la distribucion de gastos generales y administrativos o la contratacion de seguros globales y de responsabilidad civil ampliada (umbrella insurance) o descuentos en servicios de publicidad en el curso ordinario de negocios y consistentes con practicas pasadas; (F) Prestamos Permitidos a Empleados para Compra de Acciones; (G) otros prestamos o anticipos a empleados por un monto total insoluto que en ningun momento exceda la cantidad de EU$25,000,000.00 (veinticinco millones de Dolares 00/100) o su equivalente en Pesos; o (H) cualesquier Pagos Restringidos que no se encuentren prohibidos confirme al inciso (e) de la Clausula 4.02.

      (h) Limite de Endeudamiento de las Subsidiarias Restringidas. No permitir, en ningun momento, que los Pasivos Totales de Subsidiarias Restringidas excedan la cantidad acumulada de EU$200,000,000.00 (doscientos millones de Dolares 00/100) o su equivalente en Pesos.

      (i) Gastos de Capital. Durante cualquier Periodo Restringido, la Acreditada no debera realizar, y no permitira que sus Subsidiarias Restringidas realicen, Gastos de Capital por un monto total agregado por dicho Periodo Restringido y todos los demas Periodos Restringidos durante el periodo de tres trimestres fiscales consecutivos de la Acreditada terminados inmediatamente antes de dicho Periodo Restringido que excedan EU$200,000,000.00 (doscientos millones de Dolares 00/100) o su equivalente en Pesos; en el entendido que el monto total agregado de Gastos de Capital que podran ser declarados o realizados durante cualquier Periodo Restringido se incrementara por el monto de los Gastos de Capital que pudieron haber sido realizadas en Periodos Restringidos anteriores (incluyendo en virtud de esta disposicion) pero que no se hayan realizado. No obstante lo anterior, la Acreditada podra en cualquier caso realizar, o permitir que sus Subsidiarias Restringidas realicen, Gastos de Capital que no excedan el Producto de Efectivo Neto de Capital Social menos el monto de dicho producto utilizado para realizar Inversiones Permitidas bajo el inciso (f)(v) de esta Clausula 4.02 o Pagos Restringidos permitidos conforme al segundo enunciado del inciso (e) de esta Clausula 4.02.

      (j) Obligaciones Contractuales que Restrinjan Distribuciones. A partir de la fecha del presente Contrato, la Acreditada no debera permitir que sus Subsidiarias Restringidas celebren, creen o asuman restriccion contractual alguna que limite la facultad de dichas Subsidiarias Restringidas de realizar Pagos Restringidos. La limitacion prevista en el presente inciso (j) no limitara restricciones contractuales (i) existentes a la fecha de firma del presente Contrato o bajo cualquier otro contrato que se encuentre en pleno vigor y efecto a la fecha de firma del presente Contrato, y cualesquier extensiones, refinanciamientos, renovaciones o reemplazos de los mismos o bajo algun otro contrato conforme al cual exista una restriccion permitida conforme al sub-inciso (ii) siguiente; en la inteligencia que la restricciones bajo cualesquiera de dichas extensiones, refinanciamientos, renovaciones o reemplazos no deberan ser menos favorables que aquellas restricciones que se encuentren en vigor en dicho momento y que esten siendo extendidas, refinanciadas, renovadas o reemplazadas; (ii) existentes respecto de cualquier Persona (incluyendo cualquier Persona que se convierta en una Subsidiaria Restringida) adquirida, o respecto de las propiedades o activos de dicha Persona adquiridos, por la Acreditada o cualquier Subsidiaria Restringida, existentes al momento de dicha adquisicion y no creadas en virtud de dicha adquisicion, cuyas cargas o restricciones no sean aplicables a cualesquiera otras Personas o a las propiedades o activos de cualesquiera otras Personas, distintas a la Persona adquirida o las propiedades o activos adquiridos de dicha Persona; (iii) que restrinjan, en terminos de mercado, la facultad de subarrendar, ceder o transmitir cualquier activo que sea un arrendamiento, licencia, propiedad o contrato o activo similar; (iv) existentes en virtud de cualquier venta de, contrato de promesa de venta, opcion o derecho respecto de, o Gravamen sobre, cualquier propiedad o activo de la Acreditada o cualquier Subsidiaria Restringida que no se encuentre de cualquier otro forma prohibida por el presente Contrato; (v) que surjan o sean acordadas en el curso ordinario de negocios, no esten relacionadas con algun Adeudo y que resten, individual o conjuntamente, valor significativo a la propiedad o activo respectivo de la Acreditada o cualquier Subsidiaria Restringida; (vi) respecto de cualquier Subsidiaria Restringida de conformidad con cualquier contrato que haya sido celebrado para la venta o enajenacion de todo o una parte sustancial del Capital Social de, o de todos o una parte substancial de las propiedades y activos de, dicha Subsidiaria Restringida, siempre y cuando dichas cargas o restricciones solamente se encuentren en vigor durante el plazo de tiempo transcurrido entre la fecha de firma de dicho contrato y la consumacion de dicha venta o enajenacion. Nada de lo previsto en el presente inciso (j) limitara que la Acreditada o cualquier Subsidiaria Restringida (1) constituya, incurra, asuma o sufra la existencia de cualquier Gravamen que se encuentre permitido conforme al inciso (d) de esta Clausula 4.02 o (2) restrinjan la venta u otra enajenacion de propiedades o activos de la Acreditada o de cualquiera de sus Subsidiarias Restringidas que garanticen Adeudos de la Acreditada o de cualquiera de sus Subsidiarias Restringidas.

                                     QUINTA
                            CAUSAS DE INCUMPLIMIENTO

      5.01. Causas de Incumplimiento. Si ocurre y subsiste cualquiera de los eventos descritos a continuacion (cada uno, una "CAUSA DE INCUMPLIMIENTO"), el Banco podra mediante aviso por escrito dado a la Acreditada (i) en caso de que no hubiera sido sucedido la Disposicion, declarar extinguido su compromiso, y de inmediato la obligacion del Banco de permitir la Disposicion se extinguira, y
(ii) en caso de haber sucedido ya la Disposicion, declarar vencida y pagadera de inmediato la suma principal insoluta del Credito, los intereses devengados y no pagados, y todas las demas sumas pagaderas conforme a este Contrato, caso en el cual, los Pagares, la suma principal insoluta del Credito, los intereses devengados y no pagados y todas las demas sumas adeudadas por la Acreditada al Banco conforme a este Contrato y los Pagares, venceran y seran pagaderas de inmediato, sin requisito de presentacion, requerimiento, solicitud, protesto u otro aviso de cualquier naturaleza, a todo lo cual la Acreditada renuncia expresamente por este medio, en el entendido de que, salvo que se senale algo en contrario, la Acreditada contara con un plazo de 2 (dos) Dias Habiles para remediar la Causa de Incumplimiento a que se refiere el inciso (h) siguiente:

      (a) Si la Acreditada no pagare, a su vencimiento (ya sea en la fecha de vencimiento programada, por vencimiento anticipado o por cualquier otro motivo), cualquier (i) abono de la suma principal del Credito o de cualquier Pagare; o
(ii) cualquier pago de los intereses devengados o de cualquier otra cantidad pagadera conforme a este Contrato o cualquier Pagare (excluyendo principal) y dicho incumplimiento de pago de intereses o cualquier otra cantidad pagadera conforme a este Contrato o cualquier Pagare distinta a la suma principal, no se subsanare dentro de los 5 (cinco) dias naturales siguientes; o

      (b) Si cualquier declaracion hecha por la Acreditada conforme a este Contrato, o cualquier certificacion o documento que la Acreditada haya entregado en cumplimiento de las obligaciones a su cargo estipuladas en este Contrato, resulta ser incorrecta o falsa en cualquier aspecto relevante, al momento de haber sido hecha; o

      (c) Si la Acreditada o cualquiera de sus Subsidiarias Significantes (i) incumple en el pago de sus obligaciones pactadas o en cualquiera de sus Adeudos cuya suma principal (individual o conjuntamente con otros Adeudos no pagados) sea superior a EU$20,000,000.00 (veinte millones de Dolares 00/100) (o su equivalente en Pesos) o sus intereses, a su vencimiento, ya sea este convencional, por pago anticipado obligatorio o de cualquier otra manera, y dicho incumplimiento subsiste una vez transcurrido el periodo aplicable de gracia, en su caso, estipulado en el convenio o instrumento relativo a dicho Adeudos, o (ii) incumple con cualquier otro termino, pacto o condicion contenido en el convenio o instrumento relativo a cualquiera de sus Adeudos y dicho incumplimiento subsiste una vez transcurrido el periodo aplicable de gracia, en su caso, estipulado en dicho convenio o instrumento, independientemente de que dicho Adeudo sea o no declarado vencido anticipadamente; o

      (d) Si la Acreditada o cualquiera de sus Subsidiarias Significantes admitiere por escrito su incapacidad para pagar sus deudas, o hiciere cesion general de bienes en beneficio de acreedores, o fuere entablado por o en contra de la Acreditada o de cualquiera de sus Subsidiarias Significantes procedimiento alguno de concurso mercantil, reorganizacion o similar, y respecto de procedimientos de concurso mercantil, reorganizacion o similares iniciados sin la solicitud o consentimiento de la Acreditada o de sus Subsidiarias Significantes, siempre y cuando dichos procedimientos permanezcan sin ser desechados o sobreseidos por un periodo de sesenta (60) dias naturales o mas; o

      (e) Si cualquier autoridad confiscare, expropiare, o asumiere la custodia
o el control de todos o cualquier parte importante de los bienes de la Acreditada o desplazare la administracion de la Acreditada o limitare en forma substancial su facultad para operar sus negocios o ejercer control sobre cualquiera de sus Subsidiarias Significantes o de todos o cualquier parte importante de los bienes de dichas Subsidiarias Significantes y dicha accion tenga o razonablemente pudiera tener, un efecto adverso importante en los negocios, activos, responsabilidades, condicion (financiera o de cualquier otra naturaleza), licencias, operacion o proyectos de la Acreditada o de cualquiera de sus Subsidiarias Significantes o en la capacidad de la Acreditada de pagar el Credito o cumplir con las obligaciones que le derivan de este Contrato y/o los Pagares; o si cualquier franquicia, licencia, autorizacion o concesion importante de la Acreditada o cualquier Subsidiaria Significante es terminada o modificada substancialmente y dicha terminacion o modificacion sustancial tenga
o razonablemente pudiera tener, un efecto adverso importante en los negocios, activos, responsabilidades, condicion (financiera o de cualquier otra naturaleza), licencias, operacion o proyectos de la Acreditada o de cualquiera de sus Subsidiarias Significantes o en la capacidad de la Acreditada de pagar el Credito o cumplir con las obligaciones que le derivan de este Contrato y/o los Pagares; o

      (f) Si en cualquier momento durante la vigencia de este Contrato, la Acreditada incumpliera (i) con cualquiera de sus obligaciones estipuladas en el inciso , los incisos

(b), (c)(iii), (c)(v), (i), (k), (l), y (m) de la Clausula 4.01 de este Contrato y los incisos (a), (b), (c), (d), (e), (f), (g), (h), (i) y (j) de la Clausula
4.02 de este Contrato; o (ii) con cualquiera de sus otras obligaciones o cualquiera de los terminos, pactos o convenios contenidos en este Contrato y (para el caso de este sub-inciso (ii)) dicho incumplimiento no se subsanare dentro de los 30 (treinta) dias naturales siguientes a la fecha en que el Banco se lo notifique a la Acreditada; o

      (g) Si sucede algun cambio en el Consejo de Administracion de la Acreditada que implique un riesgo fundado de afectar la situacion financiera de esta, a juicio razonable del Banco; o

      (h) Si cualquier evento o condicion ocurriere que, segun lo determine el Banco de buena fe, tenga o sea capaz de tener un efecto adverso en la capacidad de la Acreditada o sus Subsidiarias Restringidas de pagar el Credito o cumplir con las obligaciones que le derivan de este Contrato y/o los Pagares; o

      (i) Si se dicta una o mas sentencias o decretos en contra de la Acreditada
o cualquiera de sus Subsidiarias Significantes que involucre una contingencia en total (que no se pague o que no este totalmente cubierta por seguros) de EU$10,000,000 (diez millones de Dolares) o su equivalente en Pesos, y si dichas sentencias o decretos no se desechan, invalidan o garantizan mientras son apeladas dentro de los 40 (cuarenta) dias siguientes a la fecha en que sean dictadas o dentro del termino legal para la apelacion respectiva, o si no se reservan por parte del Acreditado o la Subsidiaria Significante de que se trate de conformidad con los PCGA o de acuerdo a los principios de contabilidad generalmente aceptados aplicables a la Subsidiaria Significante de que se trate, segun sea el caso.

                                      SEXTA
                                   MISCELANEOS

      6.01. Modificaciones. Ninguna modificacion o renuncia a derecho alguno derivado de este Contrato y ningun consentimiento a divergencia alguna por parte de la Acreditada de las obligaciones que le derivan de este Contrato, tendra efecto a menos que conste por escrito y este suscrito por el Banco y en ese caso, dicha modificacion, consentimiento o renuncia, solo tendra efectos en relacion con el proposito especifico para el cual haya sido otorgada.

      6.02. Renuncias; Recursos Acumulativos. Ninguna omision o demora por parte del Banco en el ejercicio de cualquiera de sus derechos, facultades o acciones conforme a este Contrato, se podra considerar como renuncia a los mismos, ni podra cualquier ejercicio singular o parcial de cualquiera de dichos derechos, facultades o acciones, impedir cualquier otro o ulterior ejercicio de las mismas
o el ejercicio de cualquier otro derecho, facultad o accion. Los derechos y acciones previstos en este Contrato son acumulativos y no excluyentes de derecho
o accion alguna previsto por la ley.

      6.03. Notificaciones, Etc. A menos que en este Contrato se estipule lo contrario, las notificaciones o avisos que se contemplan en el mismo, se haran por escrito y se enviaran por telefax, o se entregaran a cada parte de este Contrato en el domicilio que consta bajo su nombre en las paginas de este Contrato que ostentan las firmas de cada parte, o a cualquier otro domicilio que cualquier parte senale en aviso por escrito dado a las demas partes de este Contrato. Todas las notificaciones y avisos que se entreguen en el domicilio de la parte correspondiente, surtiran efecto en la fecha de entrega de los mismos y, los que sean enviados por telefax, cuando el destinatario de los mismos emita un recibo reconociendo la entrega de la notificacion o aviso correspondiente.

      6.04. Costos y Gastos. La Acreditada conviene en pagar, a solicitud del Banco, todos los costos y gastos razonables en relacion con la preparacion, suscripcion, inscripcion, perfeccionamiento y administracion de este Contrato y de los Pagares asi como de cualquier otro documento que se deba entregar conforme a este Contrato, incluyendo, sin limitar, los honorarios y gastos de los asesores legales del Banco. La Acreditada conviene asimismo en pagar a solicitud del Banco, las perdidas, costos y gastos, si los hubiere, en relacion con la exigibilidad de este Contrato y de los Pagares, asi como de cualquier otro documento que se deba entregar conforme a este Contrato.

      6.05. Cesion. La Acreditada no podra ceder los derechos u obligaciones que le derivan del presente Contrato, sin el previo consentimiento otorgado por escrito por el Banco. El Banco podra ceder los derechos y obligaciones que le deriven del presente Contrato y de los Pagares a (i) cualquier institucion de credito o institucion de seguros mexicana, mediante simple notificacion por escrito a la Acreditada con 7 (siete) dias de anticipacion, pero sin requerir el consentimiento de la Acreditada; o (ii) a cualquier otra Persona, siempre y cuando cuente con el consentimiento de la Acreditada, el cual no podra ser negado sin causa justificada; en el entendido que, para los efectos de este sub-inciso (ii), la Acreditada contara con un plazo de 7 (siete) dias para otorgar o negar (con causa justificada) dicho consentimiento por escrito, contado a partir de la fecha en que reciba la solicitud respectiva por escrito del Banco, en el entendido que en caso de que la Acreditada no responda a dicha solicitud dentro de dicho plazo, se entendera, para todos lo efectos a que haya lugar, que la Acreditada ha otorgado su consentimiento al Banco para realizar la cesion de que se trate. En el supuesto de que el Banco llevare a cabo cualquier cesion de acuerdo con esta Clausula 6.05, el cesionario adquirira los mismos derechos y beneficios a cargo de la Acreditada, que tendria, con respecto a los derechos y obligaciones que le fueron cedidos, si originalmente fuese el Banco conforme a este Contrato.

      6.06. Compensacion. (a) En cualquier fecha en que:

      (i) la Acreditada deba pagar al Banco cualquier cantidad conforme a este Contrato y/o los Pagares, ya sea por concepto de principal, intereses o cualquier otro concepto, o

      (ii) ocurra cualquier Causa de Incumplimiento y hubiere transcurrido cualquier periodo de gracia que fuere aplicable y se hubiere declarado vencida la suma principal del Credito,

entonces, la Acreditada en la medida permitida por la ley, autoriza y faculta irrevocablemente al Banco para que cargue contra cualquier deposito y/o cuenta que la Acreditada mantenga con el Banco (incluyendo, sin limitar, depositos y/o cuentas, a la vista, de ahorro, a plazo, provisionales o definitivos), excluyendo expresamente los fondos derivados de pagos del Banco, actuando en su caracter de fiduciario bajo contratos de fideicomisos dentro de los cuales la Acreditada sea fideicomisaria, depositados en cuentas de la Acreditada especificamente abiertas para dichos propositos; en la inteligencia de que esta excepcion no sera aplicable en caso de que exista una Causa de Incumplimiento de pago conforme a los terminos del presente Contrato, y compense contra cualquier Adeudos que el Banco pueda tener en favor de la Acreditada por cualquier concepto, hasta una cantidad igual al monto de la cantidad no pagada al Banco, en el supuesto del sub-inciso (i) anterior, y al monto total de la suma principal insoluta del Credito, mas intereses y accesorios, en el supuesto del sub-inciso (ii) anterior, sin necesidad de aviso, requerimiento o demanda alguna.

      (b) El Banco notificara a la Acreditada tan pronto como le sea posible, pero en todo caso dentro de los 3 (tres) Dias Habiles siguientes a la fecha en que la Acreditada realice el cargo o compensacion correspondiente conforme a lo permitido por esta Clausula 6.06, en el entendido de que la falta de dicha notificacion no afectara en forma alguna la validez de dicho cargo o compensacion. El derecho del Banco conforme a esta Clausula 6.06 es adicional a cualquier otro derecho (incluyendo otros derechos de compensacion) que el Banco pueda tener.

      6.07. Jurisdiccion. Las partes al presente Contrato se someten expresa e irrevocablemente a la jurisdiccion de los tribunales federales competentes de Mexico, ubicados en el Distrito Federal, Mexico, respecto a cualquier accion o procedimiento relativo a este Contrato, y renuncian expresa e irrevocablemente por este medio a cualquier otra jurisdiccion que les pudiere corresponder en la actualidad o en el futuro por virtud de sus respectivos domicilios actuales o cualquier otro domicilio futuro o por cualquier otra razon.

      6.08. Ley Aplicable. El presente Contrato se regira por, e interpretara de acuerdo con, las leyes federales aplicables de Mexico.

      6.09. Titulos. Los titulos de las Clausulas y sus subdivisiones que se usan en este Contrato no tienen mas fin que la conveniencia de las partes y no podran afectar la interpretacion de este Contrato.

      En virtud de lo anterior, las partes han celebrado el presente Contrato en la fecha mencionada en el proemio.

GRUPO TELEVISA, S.A., como Acreditada          Domicilio:
                                               Avenida Vasco de Quiroga No. 2000
                                               Edificio A, Piso 4
                                               Colonia Zedec Santa Fe
Por: /s/ Salvi Rafael Folch Viadero            01210 Mexico, D.F.
     ----------------------------------
     Nombre: Salvi Rafael Folch Viadero
     Cargo: Apoderado

                                               Atencion: Salvi R. Folch Viadero
                                               y/o Fernando Suarez Gerard
                                               Telefono: 5261-2309
Por: /s/ Joaquin Balcarcel Santa Cruz          Facsimil: 5261-2039
     ------------------------------------
     Nombre: Joaquin Balcarcel Santa Cruz
     Cargo: Apoderado

                                               con copia para:

                                               Vicepresidencia Juridica
                                               Domicilio:
                                               Avenida Vasco de Quiroga No. 2000
                                               Edificio A, Piso 4
                                               Colonia Zedec Santa Fe
                                               01210 Mexico, D.F.

                                               Atencion: Joaquin Balcarcel Santa
                                               Cruz
                                               Telefono: 5261-2433
                                               Facsimil: 5261-2546

BANCO NACIONAL DE MEXICO, S.A.,                Domicilio:
INTEGRANTE DEL GRUPO FINANCIERO BANAMEX        Act. Roberto Medellin No. 800
                                               Torre Sur, Piso 4
                                               Colonia Santa Fe
                                               01210 Mexico, D.F.

Por: /s/ Miguel Angel Soto Gutierrez
     ------------------------------------
     Nombre: Miguel Angel Soto Gutierrez       Atencion: Juan Carlos Perez Rocha
     Cargo: Apoderado                          Telefono: 2262-3787
                                               Facsimil: 2262-2912 / 2262-2927
Por: /s/ Federico Delgado Pastor Surrell
     ---------------------------------------
     Nombre: Federico Delgado Pastor Surrell
     Cargo: Apoderado

                                    ANEXO "A"

                               [FORMATO DE PAGARE]

                                     PAGARE

POR VALOR RECIBIDO, la suscrita, Grupo Televisa, S.A., (el "SUSCRIPTOR"), una sociedad anonima debidamente constituida y validamente existente de conformidad con las leyes de los Estados Unidos Mexicanos ("MEXICO"), por medio de este Pagare promete incondicionalmente pagar a la orden de Banco Nacional de Mexico, S.A., Integrante del Grupo Financiero Banamex (el "BANCO"), la cantidad principal de $1,162,460,000.00 (Mil Ciento Sesenta y Dos Millones Cuatrocientos Sesenta Mil Pesos 00/100 moneda nacional), cuyo monto sera pagado en (una) exhibicion, precisamente el dia 21 de mayo de 2009.

En caso que el pago de la suma de principal que deba realizar el Suscriptor bajo el presente Pagare venza y sea exigible en un dia que no sea un Dia Habil (como dicho termino se define mas adelante), entonces dicho pago vencera y sera exigible en el Dia Habil inmediato anterior.

El Suscriptor asimismo promete incondicionalmente pagar intereses sobre el saldo insoluto de principal de este Pagare, desde e incluyendo la fecha del presente hasta, pero excluyendo, la fecha en que el saldo principal insoluto del presente Pagare sea pagado en su totalidad, a una tasa anual que, durante cada Periodo de Intereses (como dicho termino se define mas adelante) aplicable, sera igual a 9.70% (nueve punto setenta por ciento) (la "TASA DE INTERES"). Los intereses seran pagaderos en forma vencida, en cada Fecha de Pago de Intereses (como dicho termino se define mas adelante).

El Suscriptor ademas promete incondicionalmente pagar intereses moratorios sobre el saldo principal insoluto de este PAGARE, a partir de la fecha en que hubiere incumplido en el pago de cualquier exhibicion de la suma principal o de los intereses de este PAGARE conforme a lo previsto en el mismo, y hasta la fecha en que el saldo principal insoluto de este PAGARE sea pagado en su totalidad, a una tasa de interes anual igual al producto de sumar la Tasa de Interes mas 200 (doscientos) puntos base, cuyos intereses seran pagaderos a la vista.

Los intereses generados conforme al presente Pagare seran calculados por los dias efectivamente transcurridos sobre la base de un ano de trescientos sesenta
(360) dias (incluyendo el primer dia pero excluyendo el ultimo dia).

Todos los pagos que deban hacerse conforme a este Pagare deberan hacerse al tenedor de este Pagare a mas tardar a las 14:00 horas (hora de Mexico, Distrito Federal) en la fecha en que deban hacerse, mediante transferencia electronica en pesos y en fondos libremente disponibles el mismo dia, en cualquier sucursal del Banco ubicada dentro del territorio de Mexico, sin considerar para dichos efectos a las sucursales de autoservicio y a las sucursales ubicadas en empresas corporativas (SEC), o en cualquier otro lugar o forma que oportunamente informe el tenedor de este Pagare al Suscriptor por escrito.

El Suscriptor pagara al tenedor de este Pagare todas las sumas de principal, intereses y otras sumas pagaderas conforme al presente Pagare, libres, exentas y sin deduccion por concepto o a cuenta, de cualquier Impuesto que grave dichas cantidades en la actualidad o en lo futuro, pagadero en cualquier jurisdiccion. Si en cualquier ocasion cualquier autoridad de cualquier jurisdiccion con derecho a ello impone, carga o cobra cualquier impuesto, derecho, contribucion, tributo, retencion, deduccion, carga, gravamen u otra responsabilidad fiscal junto con intereses, recargos, sanciones, multas o cargos derivados de los mismos ("IMPUESTOS"), sobre o respecto a este Pagare, o a cualquier pago que deba hacerse conforme al mismo, el Suscriptor pagara a la autoridad fiscal correspondiente, por cuenta del tenedor de este Pagare, el monto de cualquiera de dichos Impuestos, y pagara al tenedor de este Pagare las cantidades adicionales que se requieran para asegurar que el tenedor de este Pagare reciba la cantidad integra que hubiera recibido si no se hubiesen pagado o retenido dichos Impuestos, y entregara al tenedor de este Pagare los recibos originales u otras constancias satisfactorias para el tenedor de este Pagare, del pago de cualquier Impuesto, dentro de los 30 (treinta) dias siguientes a la fecha en que dicho Impuesto sea exigible y pagadero, conforme a las disposiciones legales aplicables; todo lo anterior, salvo que cualesquiera de dichos Impuestos deriven de la negligencia grave, dolo
o mala fe del tenedor del presente Pagare.

Para efectos de este Pagare, los siguientes terminos tendran los siguientes significados:

"DIA HABIL" significa cualquier dia excepto sabado, domingo y cualquier dia que en la Ciudad de Mexico sea un dia de descanso obligatorio o un dia en el que las instituciones bancarias esten autorizadas u obligadas por ley u otra disposicion gubernamental a mantener sus puertas cerradas.

"FECHA DE PAGO DE INTERESES" significa el ultimo dia de cada Periodo de
Intereses.

"PERIODO DE INTERESES" significa cada periodo de 30 dias calendario, con base en el cual se calcularan los intereses que devengue el saldo insoluto de la suma principal del presente Pagare, en el entendido de que (a) el primer Periodo de Intereses comenzara en la fecha de suscripcion del presente Pagare y terminara en el dia numericamente correspondiente en el mes calendario que sea 30 dias calendario despues de la misma, y (b) cada Periodo de Intereses subsecuente comenzara el ultimo dia del Periodo de Intereses inmediato anterior y terminara en el dia numericamente correspondiente en el mes calendario que sea 30 dias calendario despues de la misma; en el entendido, que todas las disposiciones anteriores relacionadas con Periodos de Intereses estan sujetas a lo siguiente:
(i) si cualquier Periodo de Intereses termina en un dia que no sea un Dia Habil, dicho Periodo de Intereses terminara el Dia Habil inmediato anterior; y (ii) cualquier Periodo de Intereses que se encuentre vigente en cualquier fecha de pago de principal del Calendario de Pagos, vencera precisamente en dicha fecha de pago de principal; y (iii) ningun Periodo de Intereses terminara despues de la ultima fecha de pago de principal prevista en el Calendario de Pagos.

Para todo lo relacionado con este PAGARE, el Suscriptor designa como su domicilio: Avenida Vasco de Quiroga No. 2000, Edificio A, Piso 3, Colonia Zedec Santa Fe, 01210 Mexico, D.F.

Este Pagare se regira e interpretara de acuerdo con las leyes de los Estados Unidos Mexicanos.

Para cualquier demanda, accion o procedimiento que derive o se relacione con este Pagare, el Suscriptor y el tenedor del presente Pagare expresa e irrevocablemente se someten a la jurisdiccion de los tribunales federales competentes de Mexico, ubicados en el Distrito Federal, Estados Unidos Mexicanos, y en este acto renuncian expresa e irrevocablemente a cualquier otra jurisdiccion a la que pudieran tener derecho por razon de sus respectivos domicilios presentes o futuros, o por razon del lugar de pago de este Pagare o por cualquier otro motivo.

El Suscriptor en este acto dispensa al tenedor del presente Pagare de realizar previamente cualquier diligencia, demanda, protesto, presentacion, notificacion de no aceptacion y notificacion o demanda alguna de cualquier naturaleza, para obtener el pago del presente Pagare a lo cual el Suscriptor en este acto renuncia irrevocablemente.

Ningun ejercicio parcial o individual de cualquier derecho, facultad o privilegio conforme a este Pagare impide o limita cualquier otro o futuro ejercicio de dichos derechos, facultades o privilegios o el ejercicio de cualquier otro derecho, facultad o privilegio conforme a este Pagare.

Este Pagare consta de _ (___) paginas, todas la cuales han sido inicializadas por el Suscriptor y esta ha sido firmada por el Suscriptor.

El Suscriptor ha firmado este Pagare en la fecha abajo mencionada.

                 Mexico, Distrito Federal, a 20 de mayo de 2004

                                  EL SUSCRIPTOR

                              GRUPO TELEVISA, S.A.

      Por: ______________________               Por: ______________________
      Nombre: __________________                Nombre: ___________________
      Cargo: Apoderado                          Cargo: Apoderado

                                    ANEXO "B"

                   SUBSIDIARIAS RESTRINGIDAS DE LA ACREDITADA
                              AL 17 DE MAYO DE 2004

ALTAVISTA SUR INMOBILIARIA, S.A. DE C.V.

CADENA TELEVISORA DEL NORTE, S.A. DE C.V.

CANAL 23 DE ENSENADA, S.A. DE C.V.

CANAL XXI, S.A. DE C.V.

CANALES DE TELEVISION POPULARES, S.A. DE C.V.

COMPANIA TELEVISORA DE LEON GUANAJUATO, S.A. DE C.V.

DIMAR, S.A. DE C.V.

EDITORA SAN ANGEL, S.A. DE C.V.

EMPRESAS BALUARTE, S.A. DE C.V.

ESTUDIO SEVILLA 613, S.A. DE C.V.

GRUPO RADIOPOLIS, S.A. DE C.V.

GRUPO TELEVISA, S.A.

INMOBILIARIA AMBER, S.A. DE C.V.

INMOBILIARIA RIO DE LA LOZA, S.A. DE C.V.

MORNING GLORY PRODUCTIONS, S.A. DE C.V.

PICO TRES PADRES, S. DE R.L. DE C.V.

RADIOTELEVISORA DE MEXICO NORTE, S.A. DE C.V.

T.V. DE LOS MOCHIS, S.A. DE C.V.

T.V. DEL HUMAYA, S.A. DE C.V.

TELEHERMOSILLO, S.A. DE C.V.

TELEINMOBILIARIA, S. DE R.L. DE C.V.

TELESISTEMA MEXICANO, S.A. DE C.V.

TELEVICENTRO, S.A. DE C.V.

TELEVIMEX, S.A. DE C.V.

TELEVISA CORPORACION, S.A. DE C.V.

TELEVISA MEXICO, LTD. (SUIZA)

TELEVISA PRODUCCIONES, S.A. DE C.V.

TELEVISA TALENTO, S.A. DE C.V.

TELEVISA, S.A. DE C.V.

TELEVISION DE PUEBLA, S.A. DE C.V.

TELEVISION DEL GOLFO, S.A. DE C.V.

TELEVISION HOLDINGS USA, LLC (E.E.U.U.)

TELEVISION INDEPENDIENTE DE MEXICO, S.A. DE C.V.

TELEVISORA DE CALIMEX, S.A. DE C.V.

TELEVISORA DE MEXICALI, S.A. DE C.V.

TELEVISORA DE NAVOJOA, S.A.

TELEVISORA DE OCCIDENTE, S.A. DE C.V.

TELEVISORA DEL GOLFO, S.A.

TELEVISORA PENINSULAR, S.A. DE C.V.

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TERMA, S.A. DE C.V.

TI II, LLC. (E.E.U.U.)

VIDEOSERPEL, LTD. (SUIZA)

VISAT, S.A. DE C.V.

XHCC - TV TELEVISION, S.A. DE C.V.

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                                    ANEXO "C"

                        [FORMATO DE AVISO DE DISPOSICION]

                                                           Fecha

Banco Nacional de Mexico, S.A.,
Integrante del Grupo Financiero Banamex
Act. Roberto Medellin No. 800, Torre Sur, Piso 4
Colonia Santa Fe
Delegacion Alvaro Obregon
01210 Mexico, Distrito Federal

Atencion:
Facsimil: __________, Telefono: ___________

Senoras y Senores:

La suscrita, GRUPO TELEVISA, S.A., hace referencia al Contrato de Credito de fecha 17 de mayo de 2004 (el "CONTRATO DE CREDITO"; terminos utilizados con mayuscula inicial y no definidos expresamente en la presente, tendran el significado que se le atribuye a los mismos bajo el Contrato de Credito), celebrado entre la suscrita, como Acreditada y Banco Nacional de Mexico, S.A., Integrante del Grupo Financiero Banamex, como Banco, y por medio del presente notifica irrevocablemente al Banco, conforme a la Clausula 2.02 del Contrato de Credito, que la suscrita solicita efectuar la Disposicion por el monto total del Credito bajo y conforme al Contrato de Credito, y al efecto se senala que el Dia Habil de dicha Disposicion es el dia __ de ____ de ____. La Acreditada instruye al Banco para que el desembolso de la Disposicion se realice a la cuenta de cheques numero 8700544843 CLABE 002180087005448430 que la Acreditada tiene en la sucursal 870 de Banco Nacional de Mexico, S.A., Integrante del Grupo Financiero Banamex.

            Por medio del presente, la suscrita certifica (i) que todas y cada una de las declaraciones hechas por la suscrita en el Contrato de Credito son veraces y correctas a la fecha del presente y que seran veraces y correctas en todo aspecto significativo, antes y despues de efectuarse la Disposicion y la aplicacion de los recursos derivados de la misma, como si fuesen hechas en y a dicha fecha (excepto en la medida en que dichas declaraciones se refieran a una fecha anterior especifica, en cuyo caso dichas declaraciones deberan ser veraces y correctas en todo aspecto significativo a dicha fecha anterior), (ii) que ninguna Causa de Incumplimiento ha ocurrido ni continua, ni podria resultar de dicha Disposicion o de la aplicacion de los recursos derivados de la misma, y
(iii) que no ha ocurrido ningun evento o condicion que tenga o pueda tener un efecto adverso de importancia en los negocios, activos, responsabilidades o condicion (financiera o de cualquier otra naturaleza) de la Acreditada o de cualquiera de sus Subsidiarias Restringidas, que pueda afectar el resultado de las operaciones o proyectos de la Acreditada o de cualquiera de sus Subsidiarias Restringidas o la capacidad de la Acreditada para pagar el Credito o cumplir con sus obligaciones conforme al presente Contrato y el Pagare.

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                                             Atentamente,
                                             GRUPO TELEVISA, S.A.

                                             Por: _________________________
                                             Nombre:
                                             Cargo: Apoderado

                                             Por: _________________________
                                             Nombre:
                                             Cargo: Apoderado

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